UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2016

Nexeo Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36477	46-5188282
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Waterway Square Place, Suite 1000 The Woodlands, Texas	77380
(Address of principal executive offices)	(Zip Code)

(281) 297-0700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On June 9, 2016 (the “Closing Date”), the registrant consummated the previously announced business combination (the “Business Combination”) pursuant to the Agreement and Plan of Merger (as amended, the “Merger Agreement”), by and among WL Ross Holding Corp. (“WL Ross”), Neon Acquisition Company LLC, which was a wholly-owned subsidiary of WL Ross at the time of the mergers described below (“Blocker Merger Sub”), Neon Holding Company LLC, which was a wholly-owned subsidiary of WL Ross at the time of the mergers described below (“Company Merger Sub”), Nexeo Solutions Holdings, LLC (“Nexeo”), TPG Accolade Delaware, L.P. (“Blocker”), and Nexeo Holdco, LLC (“New Holdco”).  Pursuant to the Merger Agreement, WL Ross acquired Nexeo through a series of two mergers. First, Company Merger Sub merged with and into Nexeo (the “Company Merger”), with Nexeo continuing as the surviving entity, with WL Ross and Blocker as its sole owners. Next, immediately following the effectiveness of the Company Merger, Blocker Merger Sub merged with and into Blocker (the “Blocker Merger” and, together with the Company Merger, the “Mergers”), with Blocker continuing as the surviving entity and as a wholly-owned subsidiary of WL Ross.

In connection with the closing of the Business Combination (the “Closing”), the registrant changed its name from “WL Ross Holding Corp.” to “Nexeo Solutions, Inc.”  Unless the context otherwise requires, “we,” “us,” “our,” “Nexeo Solutions” and the “Company” refer to the combined company and its subsidiaries, including Nexeo and its subsidiaries. “WL Ross” refers to the registrant prior to the Closing and “Nexeo,” the “Nexeo Business” or “Nexeo before the Business Combination” refers to the Nexeo business before it became a wholly-owned subsidiary of the Company upon the Closing Date.

Item 1.01                   Entry into a Material Definitive Agreement.

Tax Receivable Agreement

On June 9, 2016, in connection with the Closing, WL Ross and the equityholders of Nexeo and Blocker (the “Selling Equityholders”) entered into that certain Tax Receivable Agreement (the “Tax Receivable Agreement”).  The Tax Receivable Agreement generally provides for the payment by the Company to each Selling Equityholder of 85% of the net cash savings, if any, in U.S. federal, state and local income tax that the Company actually realizes (or is deemed to realize in certain circumstances) in periods after the Closing as a result of (i) certain increases in tax basis resulting from the Company Merger, (ii) certain tax attributes of Nexeo existing prior to the Mergers, (iii) net operating losses and certain other tax attributes of Blocker available to the Company as a result of the Blocker Merger and (iv) imputed interest deemed to be paid by the Company as a result of, and additional tax basis arising from, payments the Company makes under the Tax Receivable Agreement. The Company will retain the benefit of the remaining 15% of the net cash savings, if any.

The amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the amount and timing of the taxable income the Company generates in the future and the U.S. federal, state and local income tax rates then applicable. In addition, payments under the Tax Receivable Agreement will give rise to additional tax benefits for the Company and therefore to additional potential payments under the Tax Receivable Agreement. The term of the Tax Receivable Agreement commenced upon the consummation of the Mergers and will continue until all tax benefits that are subject to the Tax Receivable Agreement have been utilized or expired, unless the Company exercises its right to terminate the Tax Receivable Agreement early. If the Company elects to terminate the Tax Receivable Agreement early, its obligations under the Tax Receivable Agreement would accelerate and it generally would be required to make an immediate payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivable Agreement, calculated in accordance with certain valuation assumptions set forth in the Tax Receivable Agreement.

On June 9, 2016, TPG VI Neon I, L.P. (“TPG VI Neon I”) also became a party to the Tax Receivable Agreement by joinder.

The foregoing description of the Tax Receivable Agreement and the joinder agreement related thereto does not purport to be complete and is qualified in its entirety by the terms and conditions of the Tax Receivable Agreement and form of joinder, which are attached hereto as Exhibit 10.1 and Exhibit 10. 2, respectively, and are incorporated herein by reference.

New ABL Credit Agreement

In connection with the Mergers, on June 9, 2016, Nexeo, along with certain of its operating subsidiaries in the United States, including Nexeo Solutions, LLC (“Solutions”) and Canada (together with Solutions, the “ABL Borrowers”), entered into an asset-based credit agreement by and among the ABL Borrowers, Nexeo, Nexeo Solutions Sub Holding Corp. (“Sub Holdco”) and Bank of America, N.A., as administrative agent and collateral agent (the “ABL Agent”), the other agents party thereto and the lenders party thereto (the “New Revolving Facility”). The New Revolving Facility will provide for senior secured revolving credit financing including a U.S. tranche (the “U.S. Tranche”) of initially up to $505.0 million and a Canadian Tranche of initially up to $40.0 million (the “Canadian Tranche”), subject, in each case, to availability under the respective borrowing bases for each tranche.  Other than during the existence of an event of default, the size of the Canadian Tranche or the U.S. Tranche may be increased or decreased with a corresponding decrease or increase, respectively, in the Canadian Tranche or U.S. Tranche, at the beginning of each quarter, at our option, provided that the aggregate of the Revolving Commitment Increases (as defined in the New Revolving Credit Facility) shall not exceed $175.0 million.  The New Revolving Facility will include a letter of credit subfacility, which permits up to $200.0 million of letters of credit under the U.S. Tranche (which may be denominated in Dollars, Euros or other currencies approved by the administrative agent and the issuing bank) and up to the dollar equivalent of $10.0 million of letters of credit under the Canadian Tranche (which may be denominated in Canadian Dollars only).  In addition, under the New Revolving Facility up to $50.0 million in the case of the U.S. Tranche, and $10.0 million in the case of the Canadian Tranche, may be short-term borrowings upon same-day notice, referred to as swingline loans.  The New Revolving Facility also contains a FILO facility to include a $30.0 million initial aggregate amount. The New Revolving Facility is scheduled to mature on June 9, 2021.

Obligations under the New Revolving Facility are secured by a first priority lien on the inventory and receivables of the ABL Borrowers and a second priority lien on outstanding equity interests of Nexeo and certain of its subsidiaries.

The amount of available credit will change every month, depending on the amount of eligible receivables and inventory Nexeo has available to serve as collateral. In general, the facility will be limited to the lesser of (i) the aggregate commitment and (ii) the sum of (a) 90% of eligible accounts receivable (as defined in the New Revolving Credit Facility) (b) 85% of the orderly liquidation value of the eligible inventory and (c) 100% of cash and cash equivalents held in blocked accounts (as defined in the New Revolving Credit Facility) maintained by the ABL Agent, for each of the U.S. Tranche and the Canadian Tranche. Available credit for each tranche will be calculated separately, and the borrowing base components are subject to customary reserves and eligibility criteria.

Borrowings under the New Revolving Facility will bear interest, at our option, at either an alternate base rate or Canadian prime rate, as applicable, plus an applicable margin (ranging from 0.25% to 0.75% pursuant to a grid based on average excess availability) or a London interbank offered rate (“LIBOR”) or Canadian BA rate (as defined therein), as applicable, plus an applicable margin (ranging from 1.25% to 1.75% pursuant to a grid based on average excess availability). Loans under the FILO facility within the New Revolving Facility will bear interest, at an alternate base rate plus an applicable margin (ranging from 1.00% to 1.50% pursuant to a grid based on average excess availability) or a LIBOR plus an applicable margin (ranging from 2.00% to 2.50% pursuant to a grid based on average excess availability).In addition to paying interest on outstanding principal under the New Revolving Facility, the ABL Borrowers will be required to pay a commitment fee in respect of the unutilized commitments under the New Revolving Facility, which commitment fee ranges from 0.375% to 0.625% per annum and will be determined based on average utilization of the New Revolving Facility (increasing when utilization is low and decreasing when utilization is high). The ABL Borrowers will also be required to pay customary letter of credit fees.

The New Revolving Facility will also require that if the sum of (i) excess availability (as defined in the New Revolving Credit Facility) (for all ABL Borrowers) and (ii) the amount by which the then-current borrowing base exceeds the aggregate commitments under the ABL facility (for all ABL Borrowers) is less than the greater of (a) $40.25 million and (b) 10% of the line cap (as defined in the New Revolving Credit Facility) the ABL Borrowers shall comply with a minimum fixed charge coverage ratio of at least 1.0 to 1.0. In addition, the New Revolving Facility will contain negative covenants that restrict us and our subsidiaries, including the ABL Borrowers, from, among other things, incurring additional debt, granting liens, entering into guarantees, entering into certain mergers, making certain loans and investments, disposing of assets, prepaying certain debt, declaring dividends, modifying certain material agreements, or changing the business they conduct.

The New Revolving Facility will also contain certain customary representations and warranties, affirmative covenants and events of default, including among other things, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults and cross-acceleration to certain indebtedness, certain events of bankruptcy, certain events under ERISA, material judgments, actual or asserted failure of any guaranty or security document supporting the New Revolving Facility to be in full force and effect, and change of control. If such an event of default were to occur, the lenders under the New Revolving Facility would be entitled to take various actions, including the acceleration of amounts due under the New Revolving Facility and all actions permitted to be taken by a secured creditor.

The foregoing description of the New Revolving Facility does not purport to be complete and is qualified in its entirety by the terms and conditions of the New Revolving Facility, which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

New Term Loan Credit Agreement

In connection with the Mergers, on June 9, 2016, Nexeo entered into a credit agreement by and among Nexeo, Solutions, Sub Holdco, Bank of America, N.A., as administrative agent and collateral agent, the other agents party thereto, and the lenders party thereto (the “New Term Loan Facility”).  The New Term Loan Facility will provide senior secured debt financing in an aggregate principal amount of up to $655.0 million and the right, at Nexeo’s option, to request additional tranches of term loans in an aggregate principal amount such that the aggregate principal amount of indebtedness outstanding at any one time does not cause a consolidated net senior secured leverage ratio, calculated on a pro forma basis, to exceed 4.1 to 1.0. Availability of such additional tranches of term loans will be subject to the absence of any default, and among other things, the receipt of commitments by existing or additional financial institutions.  Borrowings under the New Term Loan Facility will bear interest at Nexeo’s option at either (a) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which shall be no less than 1.0%, plus an applicable margin of 4.25% or (b) a base rate determined by reference to the highest of (1) the prime commercial lending rate published by Bank of America, N.A. as its “prime rate,” (2) the federal funds effective rate plus 0.50% and (3) a one-month LIBOR rate plus 1.0%, plus an applicable margin of 3.25%.  The Company will be required to make scheduled quarterly payments in an aggregate annual amount equal to .25% of the aggregate principal amount of the Initial Term loans made on the closing date of the Mergers, with the balance due on June 9, 2023, seven years after the closing date for the initial term loans (as defined).

The New Term Loan Facility will contain a number of covenants that, among other things and subject to certain exceptions, restrict Nexeo’s ability and the ability of its subsidiaries to incur additional indebtedness, pay dividends on its capital stock or redeem, repurchase or retire its capital stock or other indebtedness, make investments, loans and acquisitions, create restrictions on the payment of dividends or other amounts to Nexeo from its restricted subsidiaries, engage in transactions with its affiliates, sell assets, including capital stock of its subsidiaries, alter the business it conducts, consolidate or merge and incur liens. The credit agreement governing the New Term Loan Facility will not require Solutions to comply with any financial maintenance covenants and contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default.

The foregoing description of the New Term Loan Facility does not purport to be complete and is qualified in its entirety by the terms and conditions of the New Term Loan Facility, which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Indemnification Agreements

On June 9, 2016, we entered into indemnification agreements with each of our directors and executive officers.  Each indemnification agreement provides that, subject to limited exceptions, and among other things, we will indemnify such director or executive officer to the fullest extent permitted by law for claims arising from his or her capacity as a director or executive officer.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the form of indemnification agreement, which is attached hereto as Exhibit 10.7 and is incorporated by reference.

Shareholders’ and Registration Rights Agreement

As previously disclosed in a Current Report on Form 8-K filed on March 22, 2016, concurrently with the execution of the Merger Agreement, WL Ross, WL Ross Sponsor LLC (“WLRS”) and New Holdco entered into the Shareholders’ and Registration Rights Agreement (as amended, the “SHRRA”), which will govern the rights and obligations of the parties with respect to the Company.

As previously disclosed in a Current Report on Form 8-K filed on June 7, 2016, WL Ross, WLRS and New Holdco entered into Amendment No. 1 to Shareholders’ and Registration Rights Agreement.

On May 26, 2016, WLRS Fund I LLC became a party to the SHRRA by joinder.  On the Closing Date, TPG VI Neon I, TPG VI Neon II, L.P. (“TPG VI Neon II”) and TPG VI FOF Neon, L.P. (“TPG FOF Neon”) also became parties to the SHRRA by joinder.

The foregoing description of the joinders does not purport to be complete and is qualified in its entirety by the terms and conditions of the joinders.  A form of joinder to the SHRRA is attached hereto as Exhibit 10.10 and is incorporated herein by reference.

Registration Rights Agreements

On May 23, 2016, the Company entered into a Registration Rights Agreement with WLRS and FPA (as defined below) (the “FPA Registration Rights Agreement”). The FPA Registration Rights Agreement provides that holders of the PIPE Shares (as defined in the FPA Registration Rights Agreement), Founder Shares (as defined below), and newly issued shares transferred by WLRS will be entitled to certain registration rights, including the right to initiate two underwritten offerings and shelf and piggyback registration rights, subject to customary black-out periods, cutback provisions and other limitations as set forth in the FPA Registration Rights Agreement.

The foregoing description of the FPA Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof.  A copy of the FPA Registration Rights Agreement is attached hereto as Exhibit 10.11 and is incorporated herein by reference.

On June 9, 2016, the Company also entered into a Registration Rights Agreement (the “Advisor Registration Rights Agreement”) with certain of its advisors (the “Advisors”) pursuant to which the Advisors will be entitled to certain registration rights with respect to the shares received pursuant to the subscription agreement between the Company and the Advisors.

The foregoing description of the Advisor Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof.  A copy of the Advisor Registration Rights Agreement is attached hereto as Exhibit 10.12 and is incorporated herein by reference.

Exchange of Nexeo Units for New Holdco Units

Immediately prior to the Closing, Nexeo’s board of directors approved the merger of Neon Merger Sub, LLC, a Delaware limited liability company and wholly-owned subsidiary of New Holdco, with and into Nexeo, with Nexeo surviving the merger (the “Neon Merger”).  Pursuant to the Neon Merger, each Member of Nexeo, other than Blocker, TPG VI AIV SLP SD, L.P., a Delaware limited partnership, TPG VI Neon II, and TPG FOF Neon, exchanged their interests in Nexeo held immediately prior to the Neon Merger for units in New Holdco (the “New Holdco Units” and such exchange, the “New Holdco Exchange”).

David Bradley Employment Agreement

Information set forth under “David Bradley Employment Agreement” in Item 5.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02                   Termination of a Material Definitive Agreement

Registration Rights Agreement

Effective as of the Closing, the parties to that certain Registration Rights Agreement (the “Prior RRA”), dated June 5, 2014, by and between WL Ross and WLRS, agreed to terminate the Prior RRA and their rights and obligations thereunder.

Administrative Services Agreement

Effective as of the Closing, the parties to that certain Administrative Services Agreement (the “Administrative Services Agreement”), dated June 5, 2014, between WL Ross and WLRS, agreed to terminate the Administrative Services Agreement and their rights and obligations thereunder.

Consulting Agreement

Effective as of the Closing, the parties to that certain Consulting Agreement, dated as of January 1, 2014, by and between Solutions and Steven B. Schwarzwaelder (the “Consulting Agreement”), agreed to terminate the Consulting Agreement and their rights and obligations thereunder.

Management Services Agreement

Effective as of the Closing, the parties to that certain Management Services Agreement, dated March 31, 2011, by and between Solutions and TPG Capital, L.P. (“TPG”), as amended by that certain First Amendment to the Management Services Agreement, dated March 19, 2012 (collectively, the “Management Services Agreement”), agreed to terminate the Management Services Agreement and their rights and obligations thereunder.  Pursuant to the Management Services Agreement, Solutions paid to TPG a success fee determined in accordance with the terms of the Management Services Agreement.

Letter Agreement for Chairman’s Services

Effective as of the Closing, the parties to that certain Letter Agreement for Chairman’s Services, dated January 16, 2012, by and between Nexeo and Dan F. Smith (together with subsequent extensions, the “Letter Agreement”), agreed to terminate the Letter Agreement and their rights and obligations thereunder.   In connection with the termination of the Letter Agreement, Mr. Smith was entitled to a fee of $162,500 in cash.

Redemption of 8.375% Senior Subordinated Notes due 2018

Effective as of the Closing, Solutions and Nexeo Solutions Finance Corporation (the “Issuers”) redeemed all of the approximately $149.7 million principal amount of their 8.375% Senior Subordinated Notes due 2018 (the “Notes”) outstanding at a redemption price equal to 100% of the principal amount of Notes being redeemed (plus accrued and unpaid interest up to, but not including the Closing Date).  The Issuers had previously notified the holders of the Notes that they had elected to redeem the Notes on the Closing Date.

The Issuers have irrevocably deposited with the trustee sufficient funds to fund the redemption of the Notes.  As a result, the Issuers and the guarantors under the Notes have been released from their respective obligations under the Notes and the Indenture (as defined in the Merger Agreement) governing the notes, effective as of the Closing Date.

Nexeo ABL Credit Facility

Effective as of the Closing Date, Solutions terminated its revolving commitments under its $540 million multicurrency ABL credit facility, dated as of March 31, 2011, by and among Solutions, each domestic subsidiary of Solutions from time to time party thereto, Nexeo Solutions Canada Corp., Nexeo, Sub Holdco, the lenders, and Bank of America, N.A., as administrative agent for the lenders. Solutions provided notice to the administrative agent and had no outstanding commitments under the facility. Accordingly, the administrative agent released the credit parties from their respective obligations under the facility, effective as of the Closing Date.

Nexeo Term Loan Credit Agreement

Effective as of the Closing, Solutions, Nexeo and Sub Holdco (the “Borrowers”) paid off three tranches of Term B Loans under its Credit Agreement, dated as of March 9, 2011, by and among the Borrowers, each lender from time to time party thereto, and Bank of America, N.A., as administrative agent and collateral agent. The Borrowers have prepaid approximately $620.1 million of principal and unpaid and accrued interest in connection with the Term B Loans. As a result, the administrative agent released the credit parties from their respective obligations under the facility, effective as of the Closing Date.

Item 2.01                   Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note” above is incorporated into this Item 2.01 by reference.  The material provisions of the Merger Agreement are described in WL Ross’ definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on May 10, 2016, as revised on May 18, 2016 and May 26, 2016 (the “Proxy Statement”) relating to the Special Meeting (as defined below) in the section entitled “Proposal No. 1—Approval of the Business Combination—The Merger Agreement,” which is incorporated by reference herein.  The material provisions of Amendment No. 1 to the Merger Agreement, dated as of June 8, 2016, are described in the section entitled “Amendment No. 1 to Merger Agreement” in the Current Report on Form 8-K filed by WL Ross, which is incorporated by reference herein.

The Business Combination was approved by WL Ross’ stockholders at the Special Meeting in lieu of the 2016 Annual Meeting of WL Ross Stockholders held on June 8, 2016 (the “Special Meeting”).

In connection with the Closing, the Company redeemed a total of 29,793,320 shares of its common stock pursuant to the terms of WL Ross’ Amended and Restated Certificate of Incorporation, resulting in a total payment to redeeming stockholders of $298,465,296.78.  As part of the Business Combination, WL Ross paid the following consideration to the Selling Equityholders: (i) $424.9 million in cash (the “Cash Consideration”), which includes the repayment of $774.6 million of Nexeo indebtedness that occurred immediately following the consummation of the Mergers and (ii) 27,673,604 shares of newly-issued common stock of the Company (the “Stock Consideration”), subject to adjustment as set forth in the Merger Agreement.  Pursuant to the terms of the Merger Agreement, the aggregate stock ownership of the Selling Equityholders was capped at 35% of the value of the capital stock of WL Ross.  As a result of this cap, and pursuant to the Merger Agreement, the Selling Equityholders also received a right to future deferred payments in cash in lieu of receiving 5,654,960 additional shares (the “Excess Shares”), where such deferred cash payments will be in an amount equal to the Company’s prevailing stock price at the time that the Company pays such deferred cash payments multiplied by the Excess Shares.

Additionally, the Selling Equityholders received 3,554,240 shares of the 12,506,250 founder shares that WLRS received at the time of WL Ross’ initial public offering (“IPO”) pursuant to that certain Amended & Restated Subscription Agreement, dated April 4, 2014, by and between WLRS and WL Ross (such shares, the “Founder Shares”). The Founder Shares received by the Selling Equityholders in connection with the Mergers will be subject to the conditions and restrictions set forth in that certain Founder Share Transfer Letter Agreement, as previously disclosed in a Current Report on Form 8-K filed on March 22, 2106, and the SHRRA, providing for certain agreements relating to the rights and restrictions of common stock of the Company held by the parties to the SHRRA following the Business Combination.

In addition to the transactions contemplated by the Merger Agreement and in connection with the Business Combination, all 22,400,000 of the Company’s private placement warrants issued to WLRS at the time of WL Ross’ IPO were exchanged by WLRS for 2,240,000 shares of the Company’s common stock (“Exchange Shares”), reflecting an exchange ratio of 0.10 shares of common stock for each private placement warrant (the “Private Placement Warrant Exchange”).

In addition, immediately prior to Closing, the Company issued 23,492,306 shares of common stock of the Company (the “Private Placement Shares”), at a purchase price of $10.00 per share and an aggregate purchase price of $234.9 million, to certain investors, including WLRS (the “Private Placement Investors”), pursuant to the terms of certain subscription agreements entered into with such Private Placement Investors.  Pursuant to the Subscription Agreement with First Pacific Advisors, LLC, on behalf of certain clients (“FPA”), one of the Private Placement

Investors, WLRS transferred to (i) FPA 2,509,819 Founder Shares and (ii) WLRS Fund I, LLC, a Delaware limited liability company formed by WLRS and in which FPA will beneficially own a 99.9% economic interest, an additional 1,256,166 Founder Shares and 225,533 Exchange Shares.

In connection with the Business Combination, the Company entered into commitment agreements with each of FPA, Park West Investors Master Fund, Ltd. (“PWIMF”) and Park West Partners International, Ltd. (“PWPI”), pursuant to which the FPA, PWIMF and PWPI agreed not to redeem, or agreed to purchase from redeeming stockholders and withdraw from redemption, an aggregate of 5,094,727 shares of common stock of the Company.  Pursuant to the commitment agreements, WLRS transferred to (i) FPA 431,877 Founder Shares and 25,847 Exchange Shares, (ii) PWIMF 543,061 Founder Shares and 32,501 Exchange Shares and (iii) PWPI 75,460 Founder Shares and 4,516 Exchange Shares.  WL Ross also entered into subscription agreements (the “Advisors Subscription Agreement”) with certain of its advisors (the “Advisors”) pursuant to which such Advisors agreed to accept 3,078,578 shares of common stock of the Company to settlement the payment of an aggregate of $30.8 million in fees and disbursements outstanding and due to the Advisors by WL Ross in connection with services and work performed by the Advisors.

As of the Closing Date, there were (i) 89,222,418 shares of common stock of the Company outstanding, consisting of (a) 32,737,930 shares issued and outstanding prior to the Business Combination, including the Founders Shares, (b) the Stock Consideration, (c) the shares of common stock issued in connection with the Private Placement Warrant Exchange, (d) the Private Placement Shares and (e) shares issued to the Advisors to settle a portion of their fees and (ii) 50,025,000 warrants outstanding, exercisable for 25,012,500 shares of common stock of the Company, originally sold as part of units in WL Ross’ IPO.  Upon consummation of the Closing, certain affiliates of TPG owned approximately 35.0% of the outstanding common stock, the Private Placement Investors (other than WLRS and its affiliates, and excluding shares of common stock owned prior to the Closing) owned approximately 28.0% of the outstanding common stock, WLRS and its affiliates owned approximately 9.6% of the outstanding common stock and the pre-closing stockholders of WL Ross (other than WLRS and its affiliates and Private Placement Investors owning shares prior to the Closing) owned approximately 17.0%.

Prior to the Closing, the Company was a shell company with no operations, formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.  After the Closing, the Company became a holding company whose assets primarily consist of interests in its wholly-owned, indirect subsidiary, Nexeo.  The following information is provided about the business of the Company reflecting the consummation of the Business Combination.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Company makes forward-looking statements in this Current Report on Form 8-K.  These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business.  Specifically, forward-looking statements may include statements relating to:

•                  the benefits of the Business Combination;

•                  the future financial performance of the Company following the Business Combination;

•                  changes in the markets in which the Company competes; and

•                  the Company’s ability to complete acquisitions of other businesses.

These forward-looking statements are based on information available as of the date of this Current Report on Form 8-K, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties.  Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required by applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements.  Some factors that could cause actual results to differ include:

•                  the risk that the Business Combination disrupts current plans and operations as a result of the consummation of the transaction described herein;

•                  the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably;

•                  costs related to the Business Combination;

•                  changes in applicable laws or regulations;

•                  the possibility that the Company may be adversely affected by other economic, business and/or competitive factors; and

•                  other risks and uncertainties set forth in the Proxy Statement in the section entitled “Risk Factors” beginning on page 51.

Business

The business of Nexeo prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About Nexeo” beginning on page 232 of the Proxy Statement, which is incorporated herein by reference.  The business of WL Ross prior to the Business Combination is described in the Proxy Statement in the section entitled “Information About the Company” beginning on page 214 of the Proxy Statement, which is incorporated herein by reference.

Risk Factors

The risk factors related to the Company’s business and operations are described in the Proxy Statement in the section entitled “Risk Factors” beginning on page 51, which is incorporated herein by reference.

Selected Financial Information

The table on page 10 below presents selected historical financial and other data for the periods indicated.

Distribution Business Successor Financial Data

The historical statements of operations data of Nexeo Solutions Holdings, LLC for the fiscal years ended September 30, 2015, 2014 and 2013 and balance sheet data as of September 30, 2015 and 2014 were derived from Nexeo’s audited consolidated financial statements and the notes thereto included in the Proxy Statement beginning on page F-48 and incorporated herein by reference, which we refer to as the “Nexeo Audited Financial Statements”. The historical statements of operations data of Nexeo for the six months ended March 31, 2016 and 2015 and balance sheet data as of March 31, 2016 were derived from Nexeo’s unaudited condensed consolidated financial statements and the notes thereto included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, which we refer to as the “Nexeo Unaudited Financial Statements”. Statement of operations data of Nexeo for the fiscal year ended September 30, 2012 and from the period November 4, 2010 (inception) to September 30, 2011 and balance sheet data as of September 30, 2013, 2012 and 2011 were derived from Nexeo’s audited consolidated financial statements and the notes thereto.

Distribution Business Predecessor Financial Data

The historical statement of operations data of the global distribution business (the “Distribution Business Predecessor”) that Nexeo acquired from Ashland Inc. on March 31, 2011 (the “Ashland Distribution Acquisition”) for the six months ended March 31, 2011 and balance sheet data as of March 31, 2011 were derived from the audited consolidated financial statements of the Distribution Business Predecessor and the notes thereto. All “Distribution

Business Predecessor” condensed financial data represents a carve-out financial statement presentation of the Distribution Business Predecessor, which was an unincorporated commercial unit of Ashland Inc. This Distribution Business Predecessor financial data does not reflect adjustments for discontinued operations related to the sale of Nexeo’s North American composites business due to unavailability of certain data and insufficient detail for other data which would be required to complete the necessary adjustments.

The historical consolidated financial data for periods prior to March 31, 2011 presented below does not reflect the consummation of the Ashland Distribution Acquisition and the transactions related thereto or Nexeo’s capital structure following the Ashland Distribution Acquisition and the transactions related thereto. Nexeo was formed on November 4, 2010 and entered into certain agreements with Ashland Inc. on November 5, 2010 to acquire the Distribution Business Predecessor. At the closing of the Ashland Distribution Acquisition on March 31, 2011, Nexeo acquired the Distribution Business Predecessor. Nexeo had no operating activities between its November 4, 2010 inception date and the closing date of the Ashland Distribution Acquisition, although it incurred various transaction costs, formation costs and interest expense, which have been included in the “Distribution Business Successor” period from November 4, 2010 (inception) to September 30, 2011.

This table should be read in conjunction with the information contained or incorporated by reference under “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the condensed consolidated financial statements and the notes thereto included or incorporated by reference in this Current Report on Form 8-K.

	Distribution Business Successor							Distribution Business Predecessor (1)
	Six Months Ended March 31,		Fiscal Year Ended September 30,				For the Period from November 4, 2010 (inception) to September	Six Months Ended March 31,
	2016	2015	2015	2014	2013	2012	30, 2011	2011
	(in millions)
Statement of Operations Data:
Sales and operating revenues	$1,689.9	$2,030.5	$3,949.1	$4,514.5	$4,101.4	$3,686.4	$1,914.7	$1,869.2
Cost of sales and operating expenses	1,493.4	1,839.3	3,541.1	4,112.8	3,743.3	3,356.9	1,764.5	1,706.6
Gross profit	196.5	191.2	408.0	401.7	358.1	329.5	150.2	162.6
Selling, general and administrative expenses	151.4	165.6	329.5	335.8	294.6	298.5	128.1	76.0
Corporate overhead allocation	—	—	—	—	—	—	—	48.6
Transaction related costs	7.3	0.1	0.1	12.6	7.4	6.0	85.2	—
Operating income (loss)	37.8	25.5	78.4	53.3	56.1	25.0	(63.1)	38.0
Other income	2.6	0.7	11.4	5.4	1.7	2.1	0.8	2.4
Interest income	0.1	0.1	0.1	0.4	0.5	0.4	0.2	—
Interest expense	(31.1)	(32.7)	(64.8)	(64.0)	(58.2)	(45.4)	(24.9)	—
Income (loss) from continuing operations before income taxes	9.4	(6.4)	25.1	(4.9)	0.1	(17.9)	(87.0)	40.4
Income tax expense (benefit)	3.1	0.9	3.9	7.3	4.7	1.1	(0.1)	14.5
Net income (loss) from continuing operations	$6.3	$(7.3)	$21.2	$(12.2)	$(4.6)	$(19.0)	$(86.9)	$25.9

Statement of Cash Flow Data(2):
Net cash provided by (used in):
Operating Activities	$43.6	$33.6	$154.1	$57.5	$(35.9)	$112.4	$(44.3)	$15.2
Investing Activities	$(7.4)	$(18.1)	$(31.5)	$(209.9)	$(93.9)	$(21.8)	$(976.7)	$(2.1)
Financing Activities	$(103.9)	$(49.3)	$(81.8)	$166.5	$71.2	$—	$1,067.2	$(13.2)

Balance Sheet Data (at period end):
Cash and cash equivalents	$59.7	$51.4	$127.7	$88.2	$74.6	$135.3	$45.0	$—
Working capital(3)	$472.4	$530.7	$518.1	$580.7	$567.3	$556.4	$527.0	$361.5
Total assets	$1,617.6	$1,726.6	$1,718.0	$1,906.1	$1,613.1	$1,506.8	$1,432.6	$1,007.5
Long term obligations(4)	$807.4	$918.4	$901.0	$925.2	$659.3	$604.0	$649.4	$0.4
Total liabilities	$1,326.1	$1,468.2	$1,433.0	$1,581.3	$1,191.7	$1,098.4	$1,068.6	$514.2

Other Financial Data(5):
Capital expenditures, excluding acquisitions(6)	$9.4	$19.8	$35.6	$49.9	$38.1	$22.8	$4.4	$2.9
Depreciation and amortization	$27.4	$26.5	$52.6	$53.4	$38.7	$39.4	$19.5	$14.2

(1)                                  Distribution Business Predecessor financial information does not reflect adjustments for discontinued operations due to unavailability of certain data and insufficient detail for other data which would be required to complete the necessary adjustments.

(2)                                  Statement of Cash Flow Data for all periods represents total cash flow amounts for each respective line item.

(3)                                  Working capital is defined as current assets minus current liabilities.

(4)                                  Long term obligations represent debt, including current portion, net of discount, and capital leases for the Successor periods and capital leases only for the Distribution Business Predecessor. It excludes short-term borrowings under line of credit agreements available to Nexeo Plaschem.

(5)                                  Other Financial Data for the Successor periods reflects amounts net of discontinued operations.

(6)                                  Excludes non-cash capital expenditures.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of Nexeo’s financial condition and results of operations should be read in conjunction with the Nexeo Audited Financial Statements and the Nexeo Unaudited Financial Statements. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” elsewhere in this Current Report on Form 8-K.

References in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section to “us” or “we” refer to Nexeo.

Overview

Nexeo is a global distributor of chemicals products in North America and Asia, and plastics products in North America, Europe, the Middle East and Africa (“EMEA”) and Asia. In connection with the distribution of chemicals products, Nexeo provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. Nexeo also provides environmental services, including waste collection, recovery and arrangement for disposal services and recycling in North America, primarily in the United States, through its Environmental Services line of business. See Note 3 of the Nexeo Audited Financial Statements for additional information on the sale of these operations.

Nexeo is organized into three lines of business (or operating segments): Chemicals, Plastics and Environmental Services. While Nexeo continued to occasionally distribute certain composites products in Asia after the sale of its North American composites operations, these sales were minimal and therefore they are no longer identified as a separate line of business. Based on revenue for fiscal year 2014, Nexeo is ranked third in North America and fourth globally among the top 100 distributors, as reported by the Independent Chemical Information Service (or ICIS), one of the largest petrochemical market information providers. During fiscal year 2015, Nexeo distributed approximately 23,000 products into over 80 countries for approximately 1,300 suppliers to approximately 27,500 customers.

Nexeo has long-standing relationships with major chemicals and plastics producers and suppliers, a strong geographic presence and supply chain network and a relatively stable customer base that benefits from the service and distribution value Nexeo provides. The products Nexeo distributes are used in a broad cross section of manufacturing industries, in various end markets and customer segments within those industries, including the household, industrial and institutional, which are also referred to in this section as “HI&I”, lubricants, performance coatings (including architectural coatings, adhesives, sealants and elastomers, which are also referred to as “CASE”), automotive, healthcare, personal care, oil and gas and construction end markets.

Nexeo’s diverse array of product offerings allows it to provide many of its customers with a one-stop-shop resource for their chemicals and plastics needs. For customers with multiple locations, Nexeo’s centralized business model helps ensure consistency of product offerings and a single point of contact. Nexeo’s services and full product offering allow for product customization, cost savings to customers on transaction and transportation costs and reliance on a single supplier to source all of their diverse product requirements.

Nexeo believes it provides a compelling value proposition to suppliers as a single bulk buyer of their products and by acting as an extension of their sales force by representing their brands and providing technical support to customers. Nexeo also provides value to suppliers by distributing to larger customers through dedicated strategic accounts sales and marketing programs designed to solidify key relationships through enhanced customer service, efficient delivery and specialized value-added solutions. In addition to the value-added services mentioned above, Nexeo provides other services including dedicated stocking programs, vendor-managed inventory, quarterly customer demand forecasting, technical support and supply chain services. In addition, Nexeo management’s understanding of key end markets presents additional opportunities with suppliers whose products are in substantial demand by customers situated in these end markets.

Nexeo has an experienced management team with deep knowledge of the industry. Nexeo continues to implement strategies and invest significantly to build upon its strengths by creating industry-leading marketing capabilities, including its focus on specific end markets, sales force effectiveness tools, market-based pricing and geographic expansion.

Nexeo distributes its broad product portfolio through a supply chain consisting of approximately 170 owned, leased or third-party warehouses, rail terminals and tank terminals globally with a private fleet of over 1,000 units, primarily located in North America, including the addition of new tractors obtained through the Ryder Lease. These new vehicles have replaced older vehicles in Nexeo’s fleet, and provide cost savings in fuel usage and maintenance and significantly enhance Nexeo’s delivery capabilities. See Note 6 of the Nexeo Unaudited Financial Statements included or incorporated by reference in this Current Report on Form 8-K. Nexeo currently employs approximately 2,450 employees globally. At September 30, 2015, Nexeo had approximately 500 sales professionals situated in North America, EMEA and Asia, including technical support, field managers and strategic account managers to assist its customers in the selection and application of commodity and specialty products for their end products and processes.

Segment Overview

Nexeo operates through three lines of business, or operating segments: Chemicals, Plastics and Environmental Services. On July 1, 2014, Nexeo sold its composites operations in North America, which are classified as discontinued operations in its historical consolidated financial statements for all periods presented. While Nexeo continued to occasionally distribute certain composites products in Asia after the sale of its North American composites operations, these sales were minimal and therefore they are no longer identified as a separate line of business.

Nexeo’s lines of business market to different sets of customers operating in an array of industries, with various end markets and customer segments within those industries. For segment presentation and disclosure purposes, Nexeo’s Chemicals and Plastics lines of business constitute separate reportable segments while its Environmental Services line of business, which does not meet the materiality threshold for separate disclosure, and its historical composites products sales in Asia are combined in an “Other” category.

Each line of business represents unique products and suppliers, and each line of business focuses on specific end markets within its industry based on a variety of factors including supplier or customer opportunities, expected growth and prevailing economic conditions. Across Nexeo’s Chemicals and Plastics lines of business there are numerous industry segments, end markets, and sub markets that Nexeo may choose to focus on. These end markets may change from year to year depending on the underlying market economics, supplier focus, expected profitability and its strategic agenda.

Nexeo’s Chemicals, Plastics and Environmental Services lines of business compete with national, regional and local companies throughout North America. Nexeo’s Chemicals and Plastics lines of business compete with other distribution companies in Asia. Nexeo’s Plastics line of business also competes with other distribution companies in EMEA. In addition, in some of the markets in which Nexeo operates, large chemical producers may elect to distribute their products directly to end-user customers. Competition within Nexeo’s lines of business is based primarily on the diversity and quality of the product portfolio, service offerings, reliability of supply, technical support, price and delivery capabilities. The accounting policies used to account for transactions in each of the lines of business are the same as those used to account for transactions at the corporate level.

A brief description of each of Nexeo’s lines of business follows:

Chemicals.  Nexeo’s Chemicals line of business distributes specialty and industrial chemicals, additives and solvents to industrial users via rail cars, bulk tanker trucks and as packaged goods in trucks. While its chemicals products are distributed in more than 50 countries worldwide, Nexeo primarily distributes its chemicals products in North America and Asia. In connection with the distribution of its chemicals products, Nexeo provides value-added services such as custom blending, packaging and re-packaging, private-label manufacturing and product testing in the form of chemical analysis, product performance analysis and product development. While Nexeo’s Chemicals line of business serves multiple end markets, key end markets within the industrial space are CASE, HI&I, lubricants, personal care and oil and gas. Sales in Nexeo’s Chemicals line of business represented 49.5% of its total sales for the fiscal year ended September 30, 2015 and 50.8% of its total sales for the fiscal year ended September 30, 2014.

Plastics.  Nexeo’s Plastics line of business supplies a broad product line consisting of commodity polymer products and prime engineering resins for plastics processors engaged in blow molding, extrusion, injection molding and rotation molding via rail car, bulk truck, truckload boxes and less-than-truckload quantities. While its plastics products are distributed in more than 50 countries worldwide, Nexeo primarily distributes its plastics products in North America, EMEA and Asia. Nexeo’s Plastics line of business serves a broad cross section of industrial segments, with a current focus on the healthcare and automotive end markets. Sales in Nexeo’s Plastics line of business represented 47.5% of its total sales for the fiscal year ended September 30, 2015 and 46.6% of its total sales for the fiscal year ended September 30, 2014.

Environmental Services.  Nexeo’s Environmental Services line of business, in connection with certain waste disposal service companies, provides customers with comprehensive hazardous and non-hazardous waste collection, recovery, recycling and arrangement for disposal services in North America, primarily in the United States. These environmental services are offered through its network of distribution facilities which are used as transfer facilities. Sales in Nexeo’s Environmental Services line of business represented 3.0% of its total sales for the fiscal year ended September 30, 2015 and 2.4% of its total sales for the fiscal year ended September 30, 2014.

Key Factors Affecting Nexeo’s Results of Operations and Financial Condition

General and regional economic conditions.  The consumption of chemicals and plastics in the broad industry segments and end markets that Nexeo serves generally corresponds to the level of production of goods and services in the global economy, amplified by the regional economies where Nexeo has commercial operations. As a result, when general economic conditions improve or deteriorate, Nexeo’s volumes tend to fluctuate accordingly. Nexeo manages its cost structure in line with general economic conditions, but its volumes and profitability are ultimately correlated with the underlying demand for the end-products of the industries Nexeo serves.

Price fluctuations.  The prices at which Nexeo resells the products Nexeo distributes in its Chemicals and Plastics lines of business generally fluctuate in accordance with the prices that Nexeo pays for these products. Product prices Nexeo pays are largely driven by the underlying global and regional economic conditions that drive the prices of two primary raw materials of production: crude oil (primarily naphtha) and natural gas (primarily ethane). These two raw material sources are used in the production of propylene and ethylene which are key feedstocks used in over 90% of organic-based commodity and specialty chemicals, as well as in the subsequent production of the intermediate plastics products Nexeo distributes. The prices of these feedstocks are also affected by other factors including choices made by feedstock producers for various uses of these feedstocks (e.g., as an ingredient in gasoline versus a feedstock to the chemical industry), the capacity devoted to production of these feedstocks and other macroeconomic factors that impact the producers. As a distributor, the prices of these feedstocks are not in Nexeo’s control. However, Nexeo is generally able to pass on finished good price increases and decreases to its customers in accordance with the fluctuations in its product costs and transportation-related costs (e.g., fuel costs). As a result, movements in Nexeo’s sales revenue and cost of sales tend to correspond with changes in its product prices.

Volume-based pricing.  Nexeo generally procures chemicals and plastics raw materials through purchase orders rather than under long-term contracts with firm commitments. Nexeo’s arrangements with key producers and suppliers are typically embodied in agreements that Nexeo refers to as framework supply agreements. Nexeo works to develop strong relationships with a select group of producers and suppliers that complement its strategy based on a number of factors, including price, breadth of product offering, quality, market recognition, delivery terms and schedules, continuity of supply and each producer’s strategic positioning. Nexeo’s framework supply agreements with producers and suppliers typically renew annually and, while they generally do not provide for specific product pricing, some, primarily those related to Nexeo’s Chemicals line of business, include volume-based financial incentives through supplier rebates, which Nexeo earns by meeting or exceeding target purchase volumes.

Inflation.  Nexeo’s average selling prices rise in inflationary environments as producers and suppliers raise the market prices of the products that Nexeo distributes. During inflationary periods Nexeo’s customers maximize the amount of inventory they carry in anticipation of even higher prices and consequently, this environment of excess demand favorably impacts Nexeo’s volumes sold, revenues and gross profit due to the lag between rising prices and Nexeo’s cost of goods sold. The reverse is true in deflationary price environments. Deflationary forces create an environment of overcapacity, driving market prices of products downward, and Nexeo must quickly adjust inventories and buying patterns to respond to price declines. Nexeo’s primary objective is to replace inventories at lower costs while maintaining or enhancing unit profitability.

Some of Nexeo’s assets and liabilities, primarily cash, accounts receivable, inventories and accounts payable, are impacted by inflation because they are indirectly affected by market prices of raw materials for Nexeo’s products. To the extent that Nexeo is able to manage its working capital in periods of changing prices, the overall impact of inflation on its net working capital is generally not significant.

Outlook

General.  Nexeo has operations in North America, EMEA and Asia. As a result, its business is subject to broad, global and regional macroeconomic factors. These factors include:

•                  the general state of the economy, specifically inflationary or deflationary trends, gross domestic product, which is referred to in this section as “GDP”, growth rates and commodities/feedstocks price movements;

•                  unemployment levels;

•                  government regulation and changes in governments;

•                  fiscal and monetary policies of governments, including import and export tariffs, duties and other taxes;

•                  general income growth and the consumption rates of products; and

•                  rates of technological change in the industries Nexeo serves.

Nexeo monitors these factors routinely for both strategic and operational impacts.

Nexeo’s operations are most impacted by regional market price fluctuations of the primary feedstock materials, including crude oil and natural gas, and the downstream derivatives of these primary raw materials. Market price fluctuations of these primary raw materials directly impact the decisions of its product suppliers, specifically the manufacturing capacity made available for production of the products Nexeo distributes. As capacity or demand patterns change, Nexeo may experience a corresponding change in the average selling prices of the products Nexeo distributes. Nexeo’s gross profit margins generally decrease in deflationary price environments because Nexeo is selling inventory that was previously purchased at higher prices. Alternatively, its gross profit margins generally increase during inflationary pricing environments as Nexeo is able to sell inventory that was previously purchased at lower prices. The extent to which profitability increases or decreases, however, also depends on the relative speed at which selling prices adjust in relation to inventory costs. During the fiscal year ended September 30, 2015, through the use of Nexeo’s pricing tools and discipline, Nexeo was able to offset some of the deflationary effect. Additionally, as a logistics provider, oil price movements can also impact its transportation and delivery costs.

Regional.  The global economic environment is mixed across the key regions where Nexeo competes and Nexeo implements and executes different market and operational strategies in these regions.

The following is a summary of GDP and oil price fluctuations in Nexeo’s various regions of operations.

		Year over Year Change
	Q2 16 v Q2 15	Q1 16 v Q1 15	Q4 15 v Q4 14	Q3 15 v Q3 14	Q2 15 v Q2 14	Q1 15 v Q1 14
North America
U.S. GDP Growth	2.0%	2.0%	2.2%	2.7%	2.9%	2.5%
West Texas Intermediate Crude Oil Price Decrease	(22.6)%	(30.5)%	(50.6)%	(43.9)%	(53.0)%	(45.6)%
EMEA
Euro Area GDP Growth	1.6%	1.6%	1.6%	1.5%	1.2%	0.9%
Brent Crude Oil Price Decrease	(31.6)%	(33.8)%	(50.0)%	(45.7)%	(49.3)%	(49.7)%
Asia
China GDP Growth	6.7%	6.8%	6.9%	7.0%	7.0%	7.2%

North America

The North American recovery that began in fiscal year 2013 continued through fiscal year 2015. The North American economic environment was relatively stable through the first half of fiscal year 2016.

In terms of currency, the CAD declined slightly against the U.S. dollar from the first fiscal quarter to the second fiscal quarter of 2016 following significant declines during fiscal year 2015, which affected, among other items, the reported dollar revenues and gross profit from Nexeo’s Canadian operations.

Compared to fiscal year 2015, Nexeo continued to see declining selling prices for the products it distributed in the first and second quarters of fiscal year 2016. Nexeo expects market forces and the intensity of competition to continue to drive pricing pressure during the current fiscal year.

Europe

In Europe, Nexeo conducts business primarily in the Western European countries. The outlook for economic growth in Europe improved beginning late in fiscal year 2015, however, overall GDP growth remains relatively slow with many Western European nations experiencing growth below 2.0%.

In terms of currency, the Euro and other European currencies declined versus the U.S. dollar in the first half of fiscal year 2016 following significant declines during fiscal year 2015, which affected, among other items, the reported dollar revenues and gross profit from Nexeo’s European operations.

The market prices for the products Nexeo sells in Europe are closely correlated to the cost of Brent Crude  as these operations are primarily based on the distribution of commodity plastics products and most products are sourced in Europe. Consistent with the continuous decline in oil prices during fiscal year 2015 and into fiscal year 2016, Nexeo’s operations in Europe experienced a decline in average selling prices.

Asia

Nexeo’s operations in Asia are concentrated mainly in China. Recent GDP growth in China, as reported by the Chinese government, has been slower than their reported GDP growth over the past five years, primarily due to a weaker property sector, lower credit growth and weakened industrial production.

In terms of currency, the RMB (defined below) declined slightly against the U.S. dollar during the first half of fiscal year 2016 following a decline during fiscal year 2015, when compared to fiscal year 2014, which affected, among other items, the reported dollar revenues and gross profit from Nexeo’s China operations. Consistent with these macroeconomic conditions, Nexeo experienced decreases in product volumes and sales revenue for fiscal year 2015 compared to fiscal year 2014.

The Asia-Pacific region is an important market for Nexeo, and it continues to monitor the exposure of Nexeo Plaschem (Shanghai) Co., Ltd. (“Nexeo Plaschem”) to country-related macroeconomic risks.

Strategic Initiatives.  Nexeo is focused on initiatives to enhance growth and profitability, including:

•                  leveraging its centralized business model by more closely aligning its customer service functions with its lines of business to significantly enhance customer service;

•                  improving its pricing methodologies to reflect market conditions and optimize profitability;

•                  enhancing the processes and tools used by its sales force to increase productivity and motivating its sales force through various incentive programs;

•                  continuing to refine its go-to-market model to drive more growth through greater customer intimacy;

•                  expanding its footprint globally by focusing on key end markets within each line of business that Nexeo believes will grow faster than the overall market and that will differentiate the company from its competitors;

•                  realizing synergies from its acquisitions;

•                  enhancing its supply chain agility; and

•                  improving business processes to increase efficiency and reduce costs while attracting and retaining the talent Nexeo needs to create new capabilities within its company.

Certain Factors Affecting Comparability to Prior Period Financial Results

The following items impact the comparability of Nexeo’s prior period financial results:

•                  On December 1, 2013, Nexeo acquired Chemical Specialists and Development, Inc. and substantially all of the assets of STX Freight Company and ST Laboratories Group, LLC (the “CSD Acquisition”). Accordingly, Nexeo’s consolidated results of operations for the fiscal year ended September 30, 2014 included the results of the acquired operations since the closing date. The acquired operations are included in Nexeo’s Chemicals line of business.

•                  In April 2014, Nexeo acquired Archway Sales, Inc. and substantially all of the assets of JACAAB, LLC (the “Archway Acquisition). Accordingly, Nexeo’s consolidated results of operations for the fiscal year ended September 30, 2014 included the results of the acquired operations since the closing date. The acquired operations are included in Nexeo’s Chemicals line of business.

•                  In September 2012, Nexeo formed Nexeo Plaschem as a joint venture and initially owned 60% of the entity. In March 2014, Nexeo completed the purchase of an additional 20% equity interest in Nexeo Plaschem, and in July 2014, Nexeo completed the purchase of an additional 10% equity interest in Nexeo Plaschem, increasing its ownership percentage to 90% as of September 30, 2014. In October 2014, Nexeo acquired the remaining 10% equity interest.

As a result of the factors listed above, historical results of operations and other financial data, as well as period-to-period comparisons of these results, may not be comparable or indicative of future operating results or future financial condition.

Results of Operations

Three Months Ended March 31, 2016 compared with Three Months Ended March 31, 2015

	Three Months Ended March 31,		Period Over Period Favorable (Unfavorable)		Percentage of Sales and Operating Revenues For the Three Months Ended March 31,
	2016	2015	$ Change	% Change	2016	2015
	(in millions)
Sales and operating revenues	$862.2	$1,012.8	$(150.6)	(14.9)%	100.0%	100.0%
Cost of sales and operating expenses	760.9	913.6	152.7	16.7%	88.3%	90.2%
Gross profit	101.3	99.2	2.1	2.1%	11.7%	9.8%
Selling, general and administrative expenses	76.7	82.0	5.3	6.5%	8.9%	8.1%
Transaction related costs	6.3	—	(6.3)	*	0.7%	—%
Operating income	18.3	17.2	1.1	6.4%	2.1%	1.7%
Other income	0.9	0.2	0.7	350.0%	0.1%	*
Interest expense, net	(15.4)	(16.2)	0.8	4.9%	(1.8)%	(1.6)%
Income from continuing operations before income taxes	3.8	1.2	2.6	216.7%	0.4%	0.1%
Income tax expense	1.8	1.8	—	—%	0.2%	0.2%
Net income (loss) from continuing operations	2.0	(0.6)	2.6	433.3%	0.2%	(0.1)%
Income from discontinued operations, net of tax	0.1	—	0.1	*	*	—%
Net income (loss)	$2.1	$(0.6)	$2.7	450.0%	0.2%	(0.1)%

*                                         Not meaningful

Sales and operating revenues, Cost of sales and operating expenses and Gross profit

Sales and operating revenues for the three months ended March 31, 2016 decreased $150.6 million, or 14.9%. The decrease in revenues was primarily attributable to lower sales volumes and lower average selling prices in Nexeo’s Chemicals and Plastics businesses as a result of the decline in oil and other commodity prices as well as weaker industrial and customer demand during the current period. Additionally, revenue decreased as a result of the decision to stop servicing certain business that was not meeting Nexeo’s profitability thresholds or was not consistent with Nexeo’s long-term strategy. Furthermore, revenue decreased $11.2 million, or approximately 110 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Cost of sales and operating expenses for the three months ended March 31, 2016 decreased $152.7 million, or 16.7%. This decrease was primarily due to (i) lower sales volumes, as mentioned above, (ii) a decrease in certain operating expenses, driven by the continued execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements and (iii) lower costs for certain products, particularly commodities.

Gross profit for the three months ended March 31, 2016 increased $2.1 million, or 2.1%. This increase was primarily attributable to the positive impact in the current period of certain profitability initiatives, improved product mix and the decrease in cost of sales and operating expenses described above. The increase in gross profit was partially offset by a decrease of $0.8 million, or approximately 80 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Selling, general and administrative expenses

Selling, general and administrative expenses for the three months ended March 31, 2016 decreased $5.3 million, or 6.5%. This decrease was primarily driven by (i) decreased consulting costs of $2.6 million, (ii) lower employee costs of $1.4 million, and (iii) lower marketing, travel, and insurance costs of $1.2 million. These decreases were partially offset by an unfavorable foreign exchange impact of $0.4 million compared to prior year due to fluctuations in the Canadian dollar compared to the U.S. dollar, and in the British pound compared to the Euro. Lower expenses were the result of Nexeo’s execution on key productivity and cost management initiatives.

Transaction related costs

Nexeo incurred transaction related costs of $6.3 million in the three months ended March 31, 2016. These costs were related to legal and consulting costs incurred in the evaluation of potential transactions, including the proposed Business Combination with WL Ross.

Other income

Other income for the three months ended March 31, 2016 increased $0.7 million, or 350.0%. This increase was primarily due to a gain of $0.6 million on the repurchase of $9.5 million of Notes and a gain of $0.1 million on the sale of old private fleet tractors that were replaced with tractors under the Ryder Lease in the three months ended March 31, 2016. See Notes 6 and 9 to Nexeo’s condensed consolidated financial statements.

Interest expense, net

Net interest expense for the three months ended March 31, 2016 decreased $0.8 million, or 4.9%. Interest expense for both periods is primarily related to the Term Loan Facility, the Notes and the ABL Facility, along with the amortization of the costs associated with issuing the debt. The decrease in interest expense during the current period is primarily due to (i) lower short-term and ABL Facility borrowings outstanding during the current period, (ii) a lower outstanding balance on the Notes as a result of repurchases made in the fourth quarter of fiscal year 2015 and the current fiscal quarter and (iii) a lower outstanding balance on the Term Loan Facility as a result of the $29.6 million Excess Cash Flow payment made in the first quarter of fiscal year 2016. See Note 9 to Nexeo’s condensed consolidated financial statements.

Income tax expense

There was no change in income tax expense for the three months ended March 31, 2016 compared to the three months ended March 31, 2015. Nexeo’s income tax expense is primarily determined by Nexeo’s taxable income in foreign jurisdictions and certain U.S. federal, state and local jurisdictions.

Segment Analysis

Three Months Ended March 31, 2016 compared with Three Months Ended March 31, 2015

	Three Months Ended March 31,		Period Over Period Favorable (Unfavorable)		Percentage of Consolidated Sales/Gross Profit For the Three Months Ended March 31,
	2016	2015	$ Change	% Change	2016	2015
	(in millions)
Chemicals
Sales and operating revenues	$389.0	$507.8	$(118.8)	(23.4)%	45.1%	50.1%
Gross profit	$50.1	$57.5	$(7.4)	(12.9)%	49.5%	58.0%
Gross profit %	12.9%	11.3%
Plastics
Sales and operating revenues	$443.9	$477.0	$(33.1)	(6.9)%	51.5%	47.1%
Gross profit	$44.8	$34.7	$10.1	29.1%	44.2%	35.0%
Gross profit %	10.1%	7.3%
Other
Sales and operating revenues	$29.3	$28.0	$1.3	4.6%	3.4%	2.8%
Gross profit	$6.4	$7.0	$(0.6)	(8.6)%	6.3%	7.0%
Gross profit %	21.8%	25.0%
Consolidated
Sales and operating revenues	$862.2	$1,012.8	$(150.6)	(14.9)%	100.0%	100.0%

	Three Months Ended March 31,		Period Over Period Favorable (Unfavorable)		Percentage of Consolidated Sales/Gross Profit For the Three Months Ended March 31,
	2016	2015	$ Change	% Change	2016	2015
	(in millions)
Gross profit	$101.3	$99.2	$2.1	2.1%	100.0%	100.0%
Gross profit %	11.7%	9.8%

Chemicals

Sales and operating revenues for the Chemicals line of business for the three months ended March 31, 2016 decreased $118.8 million, or 23.4%. The revenue decrease was primarily attributable to the decline in sales volumes in North America and Asia in commodity products, which was the result of (i) softer demand related to lower oil and other commodity prices, (ii) the decision to stop servicing certain business that was not meeting Nexeo’s profitability thresholds or was not consistent with Nexeo’s long-term strategy and (iii) certain suppliers electing to supply customers directly. Additionally, across the multiple product categories sold, average selling prices declined in Nexeo’s North America operations, driven by the decline in oil prices during the current fiscal year. While average selling prices declined as compared to the same period in the prior fiscal year due to the deflationary environment, these price declines were partially offset in North America by the continued positive impact of certain profitability initiatives.

Gross profit for the Chemicals line of business for the three months ended March 31, 2016 decreased $7.4 million, or 12.9%. The decrease in gross profit was primarily attributable to the decline in sales volumes and average selling prices described above. These declines were partially offset by the positive impact during the current period of (i) Nexeo’s profitability initiatives, (ii) effective management of product costs in the deflationary environment, (iii) improved product mix and (iv) the continued execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements.

Plastics

Sales and operating revenues for the Plastics line of business for the three months ended March 31, 2016 decreased $33.1 million, or 6.9%. The revenue decrease was primarily attributable to price declines across all of Nexeo’s operating regions, as well as sales volume declines in Nexeo’s North America and EMEA operations, which were the result of softer demand related to lower oil and other commodity prices as well as weaker industrial and customer demand. Additionally, revenue decreased $7.9 million, or approximately 165 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year. The revenue decrease was partially offset by the continued impact of certain profitability initiatives that are helping to reduce the impact of the price and volume compression Nexeo is experiencing, as well as sales volume increases in Nexeo’s operations in Asia which were driven primarily by specialty products.

Gross profit for the Plastics line of business for the three months ended March 31, 2016 increased $10.1 million, or 29.1%. The increase in gross profit was primarily the result of the continued impact of certain profitability initiatives that are helping to reduce the impact of the price and volume compression Nexeo is experiencing, improved product mix and the decrease in operating expenses that resulted from the continued execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements. The increase in gross profit was partially offset by $0.6 million, or approximately 175 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Other

Sales and operating revenues for the Other segment for the three months ended March 31, 2016 increased $1.3 million, or 4.6%. The increase in revenues was primarily due to new customer acquisitions as well as expanded operations with existing customers in Nexeo’s Environmental Services line of business.

Gross profit for the Other segment for the three months ended March 31, 2016 decreased $0.6 million, or 8.6%. The decrease in gross profit was primarily due to higher costs related to the new and expanded operations described above coupled with lower margins on recycled materials as the result of a decline in market value of the materials.

Six Months Ended March 31, 2016 compared with Six Months Ended March 31, 2015

	Six Months Ended March 31,		Period Over Period Favorable (Unfavorable)		Percentage of Sales and Operating Revenues for the Six Months Ended March 31,
	2016	2015	$ Change	% Change	2016	2015
	(in millions)
Sales and operating revenues	$1,689.9	$2,030.5	$(340.6)	(16.8)%	100.0%	100.0%
Cost of sales and operating expenses	1,493.4	1,839.3	345.9	18.8%	88.4%	90.6%
Gross profit	196.5	191.2	5.3	2.8%	11.6%	9.4%
Selling, general and administrative expenses	151.4	165.6	14.2	8.6%	9.0%	8.2%
Transaction related costs	7.3	0.1	(7.2)	*	0.4%	*
Operating income	37.8	25.5	12.3	48.2%	2.2%	1.3%
Other income	2.6	0.7	1.9	271.4%	0.2%	*
Interest expense, net	(31.0)	(32.6)	1.6	4.9%	(1.8)%	(1.6)%
Income (loss) from continuing operations before income taxes	9.4	(6.4)	15.8	246.9%	0.6%	(0.3)%
Income tax expense	3.1	0.9	(2.2)	(244.4)%	0.2%	*
Net income (loss) from continuing operations	6.3	(7.3)	13.6	186.3%	0.4%	(0.4)%
Income (loss) from discontinued operations, net of tax	0.1	(0.8)	0.9	112.5%	*	*
Net income (loss)	$6.4	$(8.1)	$14.5	179.0%	0.4%	(0.4)%

*                                         Not meaningful

Sales and operating revenues, Cost of sales and operating expenses and Gross profit

Sales and operating revenues for the six months ended March 31, 2016 decreased $340.6 million, or 16.8%. This decrease was primarily attributable to lower sales volumes in Nexeo’s Chemicals business and lower average selling prices in both Nexeo’s Chemicals and Plastics businesses as a result of the decline in oil and other commodity prices during the current period as well as weaker industrial and customer demand. Additionally, revenue decreased as a result of the decision to stop servicing certain business that was not meeting Nexeo’s profitability thresholds or was not consistent with Nexeo’s long-term strategy. Furthermore, revenue decreased $36.2 million, or approximately 180 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Cost of sales and operating expenses for the six months ended March 31, 2016 decreased $345.9 million, or 18.8%. This decrease was primarily due to (i) lower sales volumes, as mentioned above, (ii) a decrease in certain operating expenses, driven by the execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements and (iii) lower costs for certain products, particularly commodities. Costs of sales and operating expenses during the six months ended March 31, 2015 included $1.4 million from the favorable settlement of a claim with a supplier, offset by the impact of a non-cash inventory impairment charge of $1.6 million, both occurring in the first fiscal quarter and associated with Nexeo’s Chemicals operations.

Gross profit for the six months ended March 31, 2016 increased $5.3 million, or 2.8%. This increase was primarily attributable to the positive impact in the current period of certain profitability initiatives, improved product mix and the decrease in cost of sales and operating expenses described above. The increase in gross profit was partially offset by a decrease of $2.7 million, or approximately 140 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Selling, general and administrative expenses

Selling, general and administrative expenses for the six months ended March 31, 2016 decreased $14.2 million, or 8.6%. This decrease was primarily driven by (i) decreased consulting costs of $7.9 million, (ii) lower employee costs of $3.0 million, (iii) lower other combined costs of $1.6 million, including certain marketing and travel expenses, and (iv) a favorable foreign exchange variance over the prior period of $0.3 million primarily associated with fluctuations in various currencies’ exchange rates versus the U.S. dollar and Euro. Lower expenses are the result of Nexeo’s execution on key productivity and cost management initiatives.

Transaction related costs

Nexeo incurred $7.3 million and $0.1 million in transaction related costs for the six months ended March 31, 2016 and 2015, respectively. The increase in costs was primarily related to legal and consulting costs incurred in the evaluation of potential transactions, including the proposed Business Combination with WL Ross.

Other income

Other income for the six months ended March 31, 2016 increased $1.9 million, or 271.4%. While Other income in both periods was primarily related to gains on asset sales, the increase during the current period was driven primarily by a gain of $1.8 million on the sale of old private fleet tractors that were replaced with tractors under the Ryder Lease and a $0.6 million gain on the repurchase of $9.5 million of Notes. See Notes 6 and 9 to Nexeo’s condensed consolidated financial statements.

Interest expense, net

Interest expense for the six months ended March 31, 2016 decreased $1.6 million, or 4.9%. Interest expense is primarily related to the Term Loan Facility, the Notes and the ABL Facility, along with the amortization of the costs associated with issuing the debt. The decrease was primarily due to (i) lower ABL Facility and short term borrowings outstanding during the current period, (ii) a lower outstanding balance on the Notes as a result of repurchases made in the fourth quarter of fiscal year 2015 and the current fiscal quarter and (iii) a lower outstanding balance on the Term Loan Facility as a result of the $29.6 million Excess Cash Flow payment made in the first quarter of fiscal year 2016. See Note 9 to Nexeo’s condensed consolidated financial statements.

Income tax expense

Income tax expense for the six months ended March 31, 2016 increased $2.2 million, or 244.4%. Nexeo’s income tax expense is primarily determined by Nexeo’s taxable income in foreign jurisdictions and certain U.S. federal, state and local jurisdictions. The increase in income tax expense is largely attributed to higher profitability of Nexeo’s EMEA operations as well as an increase in tax expense for Sub Holdco.

Income (loss) from discontinued operations, net of tax

Income from discontinued operations, net of tax, was $0.1 million for the six months ended March 31, 2016 compared to a loss of $0.8 million for the six months ended March 31, 2015, all of which related to the termination of activity and relationships associated with these operations.

Segment Analysis

Six Months Ended March 31, 2016 compared with Six Months Ended March 31, 2015

	Six Months Ended March 31,		Period Over Period Favorable (Unfavorable)		Percentage of Consolidated Sales/Gross Profit for the Six Months Ended March 31,
	2016	2015	$ Change	% Change	2016	2015
	(in millions)
Chemicals
Sales and operating revenues	$767.7	$1,021.3	$(253.6)	(24.8)%	45.5%	50.3%
Gross profit	$97.4	$108.2	$(10.8)	(10.0)%	49.5%	56.6%
Gross profit %	12.7%	10.6%
Plastics
Sales and operating revenues	$862.4	$952.2	$(89.8)	(9.4)%	51.0%	46.9%
Gross profit	$85.4	$68.5	$16.9	24.7%	43.5%	35.8%
Gross profit %	9.9%	7.2%
Other
Sales and operating revenues	$59.8	$57.0	$2.8	4.9%	3.5%	2.8%
Gross profit	$13.7	$14.5	$(0.8)	(5.5)%	7.0%	7.6%
Gross profit %	22.9%	25.4%
Consolidated
Sales and operating revenues	$1,689.9	$2,030.5	$(340.6)	(16.8)%	100.0%	100.0%
Gross profit	$196.5	$191.2	$5.3	2.8%	100.0%	100.0%
Gross profit %	11.6%	9.4%

Chemicals

Sales and operating revenues for the Chemicals line of business for the six months ended March 31, 2016 decreased $253.6 million, or 24.8%. The revenue decrease was primarily attributable to a decline in sales volumes in North America and Asia in commodity products, which was the result of (i) softer demand related to lower oil and other commodity prices, (ii) the decision to stop servicing certain business that was not meeting Nexeo’s profitability thresholds or was not consistent with Nexeo’s long-term strategy and (iii) certain suppliers electing to supply customers directly. Additionally, across the multiple product categories sold, average selling prices declined in Nexeo’s North America operations, driven by the continual decline in oil prices during the current fiscal year. While average selling prices declined as compared to the same period in the prior fiscal year due to the deflationary environment, these price declines were partially offset in North America by the continued positive impact of certain profitability initiatives.

Gross profit for the Chemicals line of business decreased $10.8 million, or 10.0%, for the six months ended March 31, 2016. The decrease in gross profit was primarily attributable to the decline in sales volumes and average selling prices described above. These declines were significantly offset by the positive impact during the current period of (i) Nexeo’s profitability initiatives, (ii) effective management of product costs in the deflationary environment, (iii) improved product mix and (iv) the continued execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements. Gross profit during the six months ended March 31, 2015 included $1.4 million from the favorable settlement of a claim with a supplier, offset by the impact of a non-cash inventory impairment charge of $1.6 million associated with Nexeo’s operations in Asia.

Plastics

Sales and operating revenues for the Plastics line of business for the six months ended March 31, 2016 decreased $89.8 million, or 9.4%. The revenue decrease was primarily attributable to price declines across all of Nexeo’s operating regions, as well as sales volume declines in Nexeo’s North America and EMEA operations, which were the result of softer demand related to lower oil and other commodity prices as well as weaker industrial and customer demand. Additionally, revenue decreased $28.1 million, or approximately 300 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year. The revenue decrease was partially offset by the continued impact of certain profitability initiatives that are helping to reduce the impact of the price and volume compression Nexeo is experiencing, as well as sales volume increases in Nexeo’s operations in Asia which were driven primarily by specialty products.

Gross profit for the Plastics line of business increased $16.9 million, or 24.7%, for the six months ended March 31, 2016. The increase in gross profit was primarily the result of the continued impact of certain profitability initiatives that are helping to reduce the impact of the price and volume compression Nexeo is experiencing, improved product mix and the decrease in operating expenses that resulted from the continued execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements. The increase in gross profit was partially offset by $2.3 million, or approximately 335 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Other

Sales and operating revenues for the Other segment for the six months ended March 31, 2016 increased $2.8 million, or 4.9%. The increase in revenues was primarily due to new customer acquisitions as well as expanded operations with existing customers in Nexeo’s Environmental Services line of business.

Gross profit for the Other segment for the six months ended March 31, 2016 decreased $0.8 million, or 5.5%. The decrease in gross profit was primarily due to higher costs related to the new and expanded operations described above coupled with lower margins on recycled materials as the result of a decline in market value of the materials.

Fiscal Year Ended September 30, 2015 Compared with Fiscal Year Ended September 30, 2014

	Fiscal Year Ended September 30,		Percentage of Sales and Operating Revenues for the Fiscal Year Ended September 30,		Period over Period Favorable (Unfavorable)
(in millions)	2015	2014	$ Change	% Change	2015	2014
Sales and operating revenues	$3,949.1	$4,514.5	$(565.4)	(12.5)%	100.0%	100.0%
Cost of sales and operating expenses	3,541.1	4,112.8	571.7	13.9%	89.7%	91.1%
Gross profit	408.0	401.7	6.3	1.6%	10.3%	8.9%
Selling, general and administrative expenses	329.5	335.8	6.3	1.9%	8.3%	7.4%
Transaction related costs	0.1	12.6	12.5	99.2%	*	0.3%
Operating income	78.4	53.3	25.1	47.1%	2.0%	1.2%
Other income	11.4	5.4	6.0	111.1%	0.3%	0.1%
Interest expense, net	(64.7)	(63.6)	(1.1)	(1.7)%	(1.6)%	(1.4)%
Income (loss) from continuing operations before income taxes	25.1	(4.9)	30.0	612.2%	0.6%	(0.1)%
Income tax expense	3.9	7.3	3.4	46.6%	0.1%	0.2%
Net income (loss) from continuing operations	21.2	(12.2)	33.4	273.8%	0.5%	(0.3)%
Income (loss) from discontinued operations, net of tax	(0.8)	18.4	(19.2)	(104.3)%	*	0.4%
Net income	$20.4	$6.2	$14.2	229.0%	0.5%	0.1%

*                                         Not meaningful

Sales and operating revenues

Sales and operating revenues for the fiscal year ended September 30, 2015 decreased $565.4 million, or 12.5%, compared to the same period in the prior fiscal year. The decrease in revenues was attributable to lower average selling prices and lower sales volumes in both Nexeo’s Chemicals and Plastics businesses primarily as a result of the decline in oil prices during the current period. Additionally, revenue decreased as a result of the decision to stop certain transactions in North America and China that are not meeting Nexeo’s profitability thresholds or are not consistent with Nexeo’s long-term strategy, including a decision made late in fiscal year 2014 to stop serving certain trader business in China. Furthermore, revenue decreased by $121.4 million, or approximately 270 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year. The decrease in revenue was partially offset by the impact to Nexeo’s Chemicals line of business of an additional six months of operations in the current period from the Archway Acquisition, and an additional two months of operations in the current period from the CSD Acquisition, which collectively contributed $93.9 million.

Cost of sales and operating expenses

Cost of sales and operating expenses for the fiscal year ended September 30, 2015 decreased $571.7 million, or 13.9%, compared to the same period in the prior fiscal year. The decrease in cost of sales and operating expenses was primarily due to (i) lower costs for products, (ii) lower sales volumes in Nexeo’s Plastics and Chemicals lines of business and (iii) a decrease in certain operating expenses, driven by the execution of cost saving efforts, including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements. Cost of sales and operating expenses during the fiscal year ended September 30, 2015 included $1.4 million from the favorable settlement of claims with suppliers, offset by the impact of a non-cash inventory impairment charge of $1.6 million, both of which occurred in the first fiscal quarter and were associated with Nexeo’s Chemicals operations. The decrease in cost of sales and operating expenses was partially offset by the impact of six additional months of operations from the Archway Acquisition and two additional months of operations from the CSD Acquisition in the current period in Nexeo’s Chemicals business. Cost of sales and operating expenses during the fiscal year ended September 30, 2014 included non-cash impairment charges of $1.8 million associated with the closure of two facilities and an inventory step-up charge of $1.2 million resulting from the CSD Acquisition, offset by the favorable impact of $5.9 million of insurance proceeds received in connection with the fire at Nexeo’s Garland facility.

Gross Profit

Gross profit for the fiscal year ended September 30, 2015 increased $6.3 million, or 1.6%, compared to the same period in the prior fiscal year. Overall, this increase in gross profit was primarily attributable to the impact of the Archway Acquisition and the CSD Acquisition on Nexeo’s Chemicals line of business, improved profitability resulting from the positive impact in the current period of certain pricing initiatives and the decrease in certain operating expenses described above. The increases in gross profit were partially offset by a decrease of $8.4 million, or approximately 210 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year.

Selling, general and administrative expenses

Selling, general and administrative expenses for the fiscal year ended September 30, 2015 decreased $6.3 million, or 1.9%, compared to the same period in the prior fiscal year. Included in selling, general and administrative expenses is approximately $12.7 million, including $3.3 million of depreciation and amortization expense, attributable to the estimated impact of two months of additional operations from the CSD Acquisition and six additional months of operations from the Archway Acquisition during the current period. Beginning on July 1, 2015, Nexeo fully integrated Archway into its own operations. Excluding the impact of this $12.7 million, selling, general and administrative expenses decreased $19.0 million compared to last year primarily due to (i) a decrease of $5.6 million in consulting costs, (ii) lower travel costs of $4.1 million, (iii) lower employee costs of $3.3 million, (iv) lower bad debt expense of $2.8 million, primarily related to specific customer write-offs in the prior fiscal year, (v) other costs decrease of $2.4 million, primarily related to telecommunications expense and (vi) lower insurance costs of $1.9 million. Lower expenses are the result of Nexeo’s execution on key productivity and cost management initiatives. These decreases were partially offset by an increase in depreciation and amortization expense of $1.2 million associated with facility, equipment and vehicle investments made in fiscal year 2015, and an unfavorable foreign exchange variance over the prior fiscal year of $1.0 million primarily associated with fluctuations in the RMB exchange rate versus the U.S. dollar.

Transaction related costs

Nexeo incurred $0.1 million in transaction related costs for the fiscal year ended September 30, 2015 compared to $12.6 million for the fiscal year ended September 30, 2014, a decrease of $12.5 million, or 99.2%. Transaction related costs incurred during the fiscal year ended September 30, 2014 related primarily to legal and consulting costs incurred in connection with the CSD Acquisition and the Archway Acquisition, which closed on December 1, 2013 and April 1, 2014, respectively.

Other income

Other income for the fiscal year ended September 30, 2015 increased $6.0 million, or 111.1%, compared to the same period in the prior fiscal year. Other income for the fiscal year ended September 30, 2015 included (i) a gain of $8.0 million recorded in connection with the release of escrow funds from the CSD Acquisition in the second quarter of fiscal year 2015, (ii) a gain of $1.7 million on the sale of old private fleet trucks and (iii) a gain of $0.6 million on the repurchase of Nexeo’s Notes. Other income for the fiscal year ended September 30, 2014 was primarily related to a gain of $4.0 million recorded in connection with insurance proceeds related to the fire at Nexeo’s Garland facility.

Interest expense, net

Net interest expense for the fiscal year ended September 30, 2015 increased $1.1 million, or 1.7%, compared to the same period in the prior fiscal year. Interest expense is primarily related to the Term Loan Facility, the Notes and the ABL Facility, along with the amortization of the costs associated with issuing the debt. The increase in interest expense was primarily due to additional borrowings under the Term Loan Facility as a result of the amendment entered into in the second quarter of fiscal year 2014. This increase was partially offset by a decrease in interest expense related to lower short-term and ABL Facility borrowings outstanding during the current period.

Income tax expense

Income tax expense for the fiscal year ended September 30, 2015 decreased $3.4 million, or 46.6%, compared to the same period in the prior fiscal year. Nexeo’s income tax expense is primarily determined by Nexeo’s taxable income in foreign jurisdictions and certain U.S. federal, state and local jurisdictions. The decrease in income tax expense compared to the same period in the prior fiscal year is largely attributed to the reduced profitability of Nexeo’s China operations.

Income (loss) from discontinued operations, net of tax

Loss from discontinued operations, net of tax, for the fiscal year ended September 30, 2015 decreased $19.2 million, or 104.3%, compared to the same period in the prior fiscal year. The loss from discontinued operations during the current period was the result of certain expenses incurred to terminate activity and relationships associated with these operations. Income from discontinued operations for the fiscal year ended September 30, 2014 was primarily related to the gain recorded on the Composites Sale of $14.3 million.

Segment Analysis

Fiscal Year Ended September 30, 2015 Compared with Fiscal Year Ended September 30, 2014

	Fiscal Year Ended September 30,		Percentage of Sales and Operating Revenues for the Fiscal Year Ended September 30,		Period over Period Favorable (Unfavorable)
(in millions)	2015	2014	$ Change	% Change	2015	2014
Chemicals
Sales and operating revenues	$1,956.1	$2,293.3	$(337.2)	(14.7)%	49.5%	50.8%
Gross profit	$224.4	$212.7	$11.7	5.5%	55.0%	52.9%
Gross profit %	11.5%	9.3%
Plastics
Sales and operating revenues	$1,876.1	$2,101.6	$(225.5)	(10.7)%	47.5%	46.6%
Gross profit	$155.1	$159.4	$(4.3)	(2.7)%	38.0%	39.7%
Gross profit %	8.3%	7.6%
Other
Sales and operating revenues	$116.9	$119.6	$(2.7)	(2.3)%	3.0%	2.6%
Gross profit	$28.5	$29.6	$(1.1)	(3.7)%	7.0%	7.4%
Gross profit %	24.4%	24.7%
Consolidated
Sales and operating revenues	$3,949.1	$4,514.5	$(565.4)	(12.5)%	100.0%	100.0%
Gross profit	$408.0	$401.7	$6.3	1.6%	100.0%	100.0%
Gross profit %	10.3%	8.9%

Chemicals

Sales and operating revenues for the Chemicals line of business for the fiscal year ended September 30, 2015 decreased $337.2 million, or 14.7%, compared to the same period in the prior fiscal year. The revenue decrease was primarily attributable to a decline in sales volumes of Nexeo’s commodity products in Nexeo’s operations in North America and Asia, which resulted in part from the decision to stop certain transactions that are not meeting Nexeo’s profitability thresholds or are not consistent with Nexeo’s long-term strategy, including a decision made late in fiscal year 2014 to stop serving certain trader business in China. Additionally, across the multiple product categories sold, average selling prices declined in Nexeo’s Asia and North America operations, driven by the decline in oil prices during the current fiscal year. While average selling prices declined compared to the same period in the prior fiscal year due to the deflationary environment, these price declines were partially offset in North America by the positive significant impact of certain pricing initiatives, as well as favorable changes in product mix. The decrease in revenue was also partially offset by the impact of an additional six months of operations in the current period from the Archway Acquisition, as well as the estimated impact of an additional two months of operations in the current period from the CSD Acquisition, which collectively contributed $93.9 million.

Gross profit for the Chemicals line of business increased $11.7 million, or 5.5%, for the fiscal year ended September 30, 2015 compared to the same period in the prior fiscal year. This increase in gross profit was primarily attributable to the impact of the Archway Acquisition and the CSD Acquisition, coupled with the positive impact during the current period from Nexeo’s profitability initiatives, favorable changes in product mix and efforts to reduce operating costs, which offset the declines in volume and average selling prices described above. Additionally, gross profit during the fiscal year ended September 30, 2015 included $1.4 million from the favorable settlement of claims with suppliers, offset by the impact of a non-cash inventory impairment charge of $1.6 million associated with Nexeo’s operations in Asia, both of which occurred during the first quarter of fiscal year 2015. The inventory impairment was driven primarily by the impact of the significant decline in oil prices. Gross profit during the fiscal year ended September 30, 2014 included the effect of an inventory step-up charge of $1.2 million resulting from the CSD Acquisition and non-cash impairment charges of $1.4 million allocated to the Chemicals line of business associated with the closure of two facilities, offset by the favorable impact of $5.9 million of insurance proceeds received during that period in connection with the fire at Nexeo’s Garland facility.

Plastics

Sales and operating revenues for the Plastics line of business for the fiscal year ended September 30, 2015 decreased $225.5 million, or 10.7%. Revenue decreased $105.9 million, or approximately 500 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year. The revenue decrease was also attributable to volume declines in Nexeo’s operations in EMEA and China, which were the result of softer demand driven by lower oil prices in the current period compared to the same period in the prior fiscal year, as well as pricing pressure in Nexeo’s operations in North America and EMEA. Furthermore, revenue decreased as a result of the decision to stop certain transactions that are not meeting Nexeo’s profitability thresholds or are not consistent with Nexeo’s long-term strategy, including a decision made late in fiscal year 2014 to stop serving certain trader business in China. The overall revenue decrease was partially offset by the impact of certain profitability initiatives that are helping to reduce the impact of the price compression Nexeo is experiencing, as well as slight volume increases in Nexeo’s operations in North America in both commodity and specialty products.

Gross profit for the Plastics line of business decreased $4.3 million, or 2.7%, for the fiscal year ended September 30, 2015. Gross profit decreased $7.6 million, or 480 basis points, as a result of the weakening of the exchange rates of various currencies versus the U.S. dollar as compared to the same period in the prior fiscal year. Gross profit also decreased as the result of the overall deflationary price environment which caused us to sell inventory that was previously purchased at higher prices, primarily in the first and second quarters of the current fiscal year. The decrease in gross profit was partially offset by the impact of certain profitability initiatives that are helping to reduce the impact of the price compression Nexeo is experiencing, and the decrease in operating expenses that resulted from the execution of cost saving efforts including better utilization of Nexeo’s private fleet, better management of certain warehouse costs and other operating improvements.

Other

Sales and operating revenues for the Other segment for the fiscal year ended September 30, 2015 decreased $2.7 million, or 2.3%, compared to the same period in the prior year. The decrease in revenues was primarily due to decreased sales volumes of composite products in Nexeo’s Asia operations compared to the same period in the prior fiscal year. This decrease in revenues was partially offset by an increase in revenue in Nexeo’s Environmental Services line of business driven by new customer acquisitions as well as expanded operations with existing customers.

Gross profit for the Other segment decreased $1.1 million, or 3.7%, compared to the same period in the prior year, primarily due to the factors discussed above.

Fiscal Year Ended September 30, 2014 Compared with Fiscal Year Ended September 30, 2013

	Fiscal Year Ended September 30,		Percentage of Sales and Operating Revenues for the Fiscal Year Ended September 30,		Period over Period Favorable (Unfavorable)
(in millions)	2014	2013	$ Change	% Change	2014	2013
Sales and operating revenues	$4,514.5	$4,101.4	$413.1	10.1%	100.0%	100.0%
Cost of sales and operating expenses	4,112.8	3,743.3	(369.5)	(9.9)%	91.1%	91.3%
Gross profit	401.7	358.1	43.6	12.2%	8.9%	8.7%
Selling, general and administrative expenses	335.8	294.6	(41.2)	(14.0)%	7.4%	7.2%
Transaction related costs	12.6	7.4	(5.2)	(70.3)%	0.3%	0.2%
Operating income	53.3	56.1	(2.8)	(5.0)%	1.2%	1.4%
Other income	5.4	1.7	3.7	217.6%	0.1%	*
Interest expense, net	(63.6)	(57.7)	(5.9)	(10.2)%	(1.4)%	(1.4)%
Income (loss) from continuing operations before income taxes	(4.9)	0.1	(5.0)	*	(0.1)%	*

	Fiscal Year Ended September 30,		Percentage of Sales and Operating Revenues for the Fiscal Year Ended September 30,		Period over Period Favorable (Unfavorable)
(in millions)	2014	2013	$ Change	% Change	2014	2013
Income tax expense	7.3	4.7	(2.6)	(55.3)%	0.2%	0.1%
Net loss from continuing operations	(12.2)	(4.6)	(7.6)	(165.2)%	(0.3)%	(0.1)%
Income from discontinued operations, net of tax	18.4	13.7	4.7	34.3%	0.4%	0.3%
Net income	$6.2	$9.1	$(2.9)	(31.9)%	0.1%	0.2%

*                                         Not meaningful

Sales and operating revenues

Sales and operating revenues for the fiscal year ended September 30, 2014 increased $413.1 million, or 10.1%, compared to the same period in the prior fiscal year. The increase in revenues was partially attributable to the impact of the CSD Acquisition completed on December 1, 2013, and the Archway Acquisition completed on April 1, 2014, which collectively provided an estimated 5.4 percentage points of Nexeo’s revenue growth. This amount reflected the impact of (i) CSD’s estimated results for the ten-month period since the acquisition date of December 1, 2013, and (ii) Archway’s results for the six-month period since the acquisition date of April 1, 2014. CSD shared certain customers with us and sold similar products. Beginning on July 1, 2014, Nexeo fully integrated the operations, sales force and other personnel of CSD into Nexeo’s own operations and ERP systems, which expanded the product offerings, efficiencies and synergies of the former CSD operations and Nexeo’s own operations. Nexeo believes this also contributed to the increase in revenues and gross profit. The increase in revenue was also attributed to increases in volume in Nexeo’s Chemicals and Plastics lines of business, as well as an additional month of operating results for Nexeo Plaschem, which acquired Beijing Plaschem Trading Co., Ltd. (“Beijing Plaschem”) on November 1, 2012. The increase in revenue was partially offset by the negative impact of poor weather conditions in certain regions in North America during Nexeo’s second fiscal quarter that resulted in lower customer demand across Nexeo’s lines of business at certain facilities.

While the pricing environment is different for each line of business, products and geography, at the enterprise level, for the fiscal year ended September 30, 2014, average selling prices of the products Nexeo distributes improved in each line of business compared to the same period in the prior year.

The Chemicals line of business experienced slightly higher average selling prices during the fiscal year ended September 30, 2014 compared to the same period last year, due to improved pricing in certain commodity products compared to prior year, and due to the impact of the CSD Acquisition and the Archway Acquisition which average higher selling prices due to higher-priced packaging services and higher-priced specialty products. The Plastics line of business also experienced higher average selling prices in North America and EMEA during the fiscal year ended September 30, 2014 in comparison to the same period last year, driven by increases in certain commodity products in North America during the fourth fiscal quarter and an overall more favorable pricing environment in EMEA.

Cost of sales and operating expenses

Cost of sales and operating expenses for the fiscal year ended September 30, 2014 increased $369.5 million, or 9.9%, compared to the same period in the prior fiscal year primarily as a result of the CSD Acquisition and the Archway Acquisition, and increased volumes in Nexeo’s Chemicals and Plastics lines of business. Cost of sales and operating expenses during the fiscal year ended September 30, 2014 included the impact of the inventory adjustment to fair value of $1.2 million resulting from the CSD Acquisition and non-cash impairment charges of $1.8 million associated with the closure of two facilities. Additionally, Nexeo experienced higher operating expenses during fiscal year 2013 related to increased transportation costs resulting from logistics inflation driven by increased demand for drivers and transportation services associated with the growth in the energy industry. The increase in costs of sales and operating expenses was partially offset by the recognition during fiscal year 2014 of insurance recoveries of $5.9 million associated with the fire at Nexeo’s Garland facility in November 2012. The recoveries offset the other operating costs incurred from the date of the fire until September 30, 2014 in connection with this incident. The year-over-year impact associated with the Garland facility fire, including the effect of the recognized recoveries in the current period and the costs incurred in the prior fiscal year, is a decrease in operating expenses of approximately $9.6 million.

Selling, general and administrative expenses

Selling, general and administrative expenses for the fiscal year ended September 30, 2014 increased $41.2 million, or 14.0%, compared to the same period in the prior fiscal year. Approximately $24.7 million of that increase in selling, general and administrative expenses, including $6.8 million of depreciation and amortization expense, was attributable to (i) the impact of CSD’s estimated results for the ten-month period since the acquisition date of December 1, 2013, (ii) the impact of the Archway Acquisition for the six-month period since the acquisition date, and (iii) the additional month of operations for Nexeo Plaschem during the current period. Beginning on July 1, 2014, Nexeo fully integrated the sales force and other personnel of CSD into Nexeo’s own operations. The remaining increase of approximately $16.5 million of selling, general and administrative expenses compared to last year was driven primarily by an increase of approximately $7.5 million in depreciation and amortization expense as a result of information technology assets placed in service and vehicles purchased towards the end of fiscal year 2013, increased employee-related costs of approximately $10.3 million, an increase in allowance for bad debt of approximately $3.8 million, primarily associated with specific customer write-offs, and integration costs of approximately $1.6 million associated with the CSD Acquisition. The increase in selling, general and administrative expenses was partially offset primarily by a decrease in consulting costs of approximately $7.7 million.

Transaction related costs

Nexeo incurred $12.6 million in transaction related costs for the fiscal year ended September 30, 2014 compared to $7.4 million for the fiscal year ended September 30, 2013, an increase of $5.2 million, or 70.3%. Transaction related costs incurred during the fiscal year ended September 30, 2014 related primarily to legal and consulting costs incurred in connection with the closing and early assimilation of the CSD Acquisition and the Archway Acquisition as well as the evaluation of other potential transactions.

Other income

Other income for the fiscal year ended September 30, 2014 was $5.4 million compared to $1.7 million for the fiscal year ended September 30, 2013. During the fiscal year ended September 30, 2014, Nexeo concluded the negotiations with Nexeo’s insurance carriers related to the November 2012 fire at Nexeo’s Garland facility and reached an agreement on the total insurance recoveries. The total insurance recoveries were in excess of the operating costs recorded from the date of the fire until September 30, 2014 in connection with this incident, resulting in a gain of $4.0 million.

Interest expense, net

Net interest expense for the fiscal year ended September 30, 2014 increased $5.9 million, or 10.2%, compared to the same period in the prior fiscal year. Interest expense for both periods is primarily related to the Term Loan Facility, the Notes and the ABL Facility, along with the amortization of the costs associated with issuing the debt. The increase in interest expense compared to the same period in the prior year was primarily due to additional borrowings under the credit facilities available to Nexeo Plaschem as well as new borrowings under the Term Loan Facility as a result of the amendment entered into in the second quarter of fiscal year 2014.

Income tax expense

Income tax expense for the fiscal year ended September 30, 2014 increased $2.6 million, or 55.3%, compared to the same period in the prior fiscal year. Because Nexeo is organized as a limited liability company, it is generally not subject to U.S. income taxes, except for a limited number of state and local jurisdictions. However, Nexeo’s sole United States corporate subsidiary, Sub Holdco, is subject to tax at the entity level in the United States. Nexeo’s income tax expense is primarily determined by its taxable income in foreign jurisdictions and certain U.S. federal, state and local jurisdictions. The increase in income tax expense compared to the same period in the prior year was largely attributed to foreign income tax expense on profitable foreign operations across the world. To a lesser extent, income tax expense was also impacted by an increase in income tax expense for Sub Holdco. The increase in income tax expense was partially offset by decreased valuation allowances on certain foreign and domestic operations.

Income from discontinued operations, net of tax

Income from discontinued operations, net of tax, for the fiscal year ended September 30, 2014 increased $4.7 million, or 34.3%, compared to the same period in the prior fiscal year. The increase in income from discontinued operations compared to the same period in the prior year was largely attributed to the after-tax impact of the gain on the sale of Nexeo’s North American composites business of approximately $14.3 million, partially offset by lower sales volumes during the current period as well as increased costs incurred during the current period in connection with the Composites Sale. As a result of the sale on July 1, 2014, volumes were also lower compared to the prior fiscal year due to a partial year of operations in the current period.

Segment Analysis

Fiscal Year Ended September 30, 2014 Compared with Fiscal Year Ended September 30, 2013

	Fiscal Year Ended September 30,		Percentage of Sales and Operating Revenues for the Fiscal Year Ended September 30,		Period over Period (Favorable) (Unfavorable)
(in millions)	2014	2013	$ Change	% Change	2014	2013
Chemicals
Sales and operating revenues	$2,293.3	$2,022.8	$270.5	13.4%	50.8%	49.3%
Gross Profit	$212.7	$168.8	$43.9	26.0%	52.9%	47.1%
Gross Profit %	9.3%	8.3%
Plastics
Sales and operating revenues	$2,101.6	$1,962.4	$139.2	7.1%	46.6%	47.8%
Gross Profit	$159.4	$161.1	$(1.7)	(1.1)%	39.7%	45.0%
Gross Profit %	7.6%	8.2%
Other
Sales and operating revenues	$119.6	$116.2	$3.4	2.9%	2.6%	2.9%
Gross Profit	$29.6	$28.2	$1.4	5.0%	7.4%	7.9%
Gross Profit %	24.7%	24.3%
Consolidated
Sales and operating revenues	$4,514.5	$4,101.4	$413.1	10.1%	100.0%	100.0%
Gross Profit	$401.7	$358.1	$43.6	12.2%	100.0%	100.0%
Gross Profit %	8.9%	8.7%

Chemicals

Sales and operating revenues for the Chemicals line of business for the fiscal year ended September 30, 2014 increased $270.5 million, or 13.4%, compared to the same period in the prior fiscal year. The revenue increase was primarily attributable to the estimated impact of the CSD Acquisition and the Archway Acquisition, which collectively contributed 11.0 percentage points of the Chemicals line of business revenue growth. This contribution includes CSD’s estimated results for the ten-month period since the acquisition date of December 1, 2013, and Archway’s results for the period since the acquisition date of April 1, 2014. CSD shared certain of the same customers with us and sold similar products. Beginning on July 1, 2014, Nexeo fully integrated the operations, sales force and other personnel of CSD into Nexeo’s own operations and ERP systems, which expanded the product offerings, efficiencies and synergies of the former CSD operations and Nexeo’s own operations. Management believes this also contributed to the increase in revenues and gross profit. Nexeo also experienced organic revenue growth in Nexeo’s chemicals business primarily due to improved volumes and pricing on certain commodity products in the oil and gas end market. The increase in revenue was partially offset by a decline in volumes in Asia.

Gross profit increased $43.9 million, or 26.0%, for the fiscal year ended September 30, 2014 compared to the same period in the prior year. This increase in gross profit was primarily due to the elements driving the increased revenues as described above. Additionally, during the fiscal year ended September 30, 2014, Nexeo recorded $5.9 million of insurance proceeds related to the Garland facility fire which offset the operating costs incurred from the date of the fire until September 30, 2014 in connection with this incident. The year-over-year impact associated with the Garland facility fire, including the effect of the recognized recoveries in the current period and the costs incurred in the prior fiscal year, was a decrease in operating expenses of $9.6 million. Partially offsetting the increase in gross profit were increased transportation costs resulting from logistics inflation driven by increased demand for drivers and transportation services associated with the growth in the energy industry, and the negative impact of poor weather conditions in certain regions in North America during Nexeo’s second fiscal quarter that resulted in lower customer demand and higher costs. Additionally, gross profit was negatively impacted by non-cash impairment charges of $1.4 million related to the closure of two facilities and the effect of the inventory adjustment to fair value of $1.2 million resulting from the CSD Acquisition.

Performance in the Chemicals line of business was primarily driven by the CSD Acquisition and the Archway Acquisition during the fiscal year ended September 30, 2014. Excluding the acquisitions, volumes increased in the first and fourth fiscal quarters in North America. In Asia, while Nexeo saw strong volume increases in the first half of the year, volumes declined throughout the second half of the year resulting in an overall volume decline in Asia for the fiscal year ended September 30, 2014 when compared to the prior fiscal year. Overall pricing for the Chemicals line of business, excluding the impact of the CSD Acquisition and the Archway Acquisition, was generally flat throughout fiscal year 2014, with the third and fourth fiscal quarters improving.

Plastics

Sales and operating revenues for the Plastics line of business for the fiscal year ended September 30, 2014 increased $139.2 million, or 7.1%, compared to the same period in the prior year. The revenue increase was primarily attributable to volume growth in Nexeo’s operations in North America and Asia, despite lower average selling prices in Asia. Gross profit decreased $1.7 million, or 1.1%, for the fiscal year ended September 30, 2014. The decline in Nexeo’s gross profit was driven primarily by its Plastics North America business due to increased transportation costs from logistics services inflation, partially offset by gross profit increases from increased sales volumes and a slightly higher commodity product mix with lower margins as compared to the prior year. The decline in North America gross profit also reflected a $0.3 million non-cash impairment charge related to a facility closure. This overall decline in gross profit was slightly offset by more favorable pricing in Nexeo’s operations in EMEA and slight volume growth, which provided a positive gross profit impact compared to the same period last year in the region.

During the fiscal year ended September 30, 2014, Nexeo saw improved pricing throughout the year in Nexeo’s Plastics line of business in EMEA while volume increases in Asia during the first three fiscal quarters were able to offset slightly weaker pricing in that region. The automotive and healthcare end markets continued to perform well throughout the year. Profitability was up in the first quarter of fiscal year 2014 driven by favorable pricing in EMEA and strong volumes in Asia, while North American gross profit was slightly down in the first fiscal quarter as a result of higher commodity mix. The second fiscal quarter saw continued favorable price increases in EMEA and growth in North America, though gross profit in North America was negatively impacted by higher transportation costs and poor weather conditions in certain areas of the United States. Favorable pricing continued in EMEA and North America in the third quarter of fiscal year 2014, though these increases tapered slightly into the fourth fiscal quarter.

Other

Sales and operating revenues for the Other segment for the fiscal year ended September 30, 2014 increased $3.4 million, or 2.9%, compared to the same period in the prior year. The increase in revenues was primarily driven by new customer acquisitions coupled with a stable pricing environment in Nexeo’s Environmental Services line of business, particularly in the energy market. Gross profit for the Other segment increased $1.4 million, or 5.0%, compared to the same period in the prior year, primarily due to the new customer acquisitions and higher margins on those new customer contracts.

Throughout the year, the Environmental Services business was able to expand its customer base and maintain market-based pricing initiatives, leading to higher gross profit throughout the year.

Liquidity and Capital Resources

Overview

Nexeo’s primary sources of liquidity are cash flows generated from its operations and borrowing availability under the New Revolving Facility, which provides for commitments for loans and letters of credit. Cash flows generated from Nexeo’s operations are influenced by seasonal patterns of its business and other timing circumstances that can result in increases or decreases in working capital requirements for any given period during the course of Nexeo’s fiscal year. Nexeo’s ability to generate sufficient cash flows from its operating activities will continue to be primarily dependent on purchasing and distributing chemical and plastic materials. Additionally, its ability to generate cash flows in the normal course of business can be significantly influenced by changing global and regional macroeconomic conditions. Borrowing availability under the New Revolving Facility is subject to a borrowing base, generally comprised of eligible inventory, accounts receivable and cash and cash equivalents held in certain accounts held by Nexeo and certain of its subsidiaries. Nexeo’s availability under the New Revolving Facility is, therefore, potentially subject to fluctuations, depending on the value of the eligible assets in the borrowing base on a given valuation date. An inability to borrow under the New Revolving Facility may adversely affect Nexeo’s liquidity, results of operations and financial condition.

Nexeo’s operating cash requirements consist principally of inventory purchases, trade credit extended to customers, labor, occupancy costs and delivery and transportation costs. Non-operating cash requirements include debt service requirements, acquisition-related costs, capital expenditures and investor tax payments.

Significant Expenditures

Cash capital expenditures for the six months ended March 31, 2016 were $9.4 million and related primarily to facility improvements and information technology investments. Nexeo expects its aggregate capital expenditures for fiscal year 2016 (excluding acquisitions and assets acquired via capital leases) to be approximately $25.0 to $30.0 million. These expenditures are expected to be primarily related to fixed asset replacements, improvements to Nexeo’s information technology infrastructure and additions of equipment and vehicles. Cash capital expenditures for the fiscal year ended September 30, 2015 were $35.6 million and related primarily to facility improvements, information technology investments and vehicle additions and replacements.

During the six months ended March 31, 2016, Nexeo took delivery of 105 tractors under the Ryder Lease and made lease payments of $2.0 million. In connection with the delivery of these tractors, $13.8 million of equipment costs and corresponding capital lease obligations were reflected in the condensed consolidated financial statements. Accordingly, from inception of the Ryder Lease through March 31, 2016, Nexeo received 200 tractors and recorded $25.6 million of initial total equipment cost and capital lease obligations. The remaining tractors under this agreement are expected to be delivered in the third quarter of fiscal year 2016. The initial total equipment cost and corresponding capital lease obligations associated with the Ryder Lease are expected to be $25.9 million. Nexeo is permitted to terminate the lease of an individual tractor on the anniversary of its delivery date, provided that certain conditions are met.  In the event Nexeo terminates the lease of an individual tractor in accordance with the terms of the Ryder Lease, Nexeo may elect to purchase the individual tractor at a predetermined residual value or return the tractor to Ryder, subject to an adjustment based on the then-current market value of the individual tractor. See Note 6 to the Nexeo Unaudited Financial Statements.

In March 2016, Nexeo entered into a lease agreement for a new facility in Montgomery, Illinois. The lease has a term of 15 years, with annual payments beginning at $1.1 million per year. This lease agreement will be accounted for as a capital lease, and Nexeo expects to begin the lease term in November 2016. See Note 6 to Nexeo’s condensed consolidated financial statements included or incorporated by reference into this Form 8-K.

Indebtedness

In connection with the Mergers, Nexeo, Solutions, the ABL Borrowers and Sub Holdco entered into the New Revolving Facility, which will provide for asset-based secured revolving credit financing. Nexeo, Solutions and Sub Holdco will also enter into the New Term Loan Facility, which allows the company to draw secured term loan financing.

Pre-Business Combination Credit Facilities

Nexeo’s ABL Facility was scheduled to mature on July 11, 2017, and Nexeo’s Term Loan Facility was scheduled to mature on September 9, 2017. At March 31, 2016, Nexeo was in compliance with the covenants of the Credit Facilities. In connection with the Closing, all of Nexeo’s outstanding indebtedness and other obligations under the Credit Facilities were fully discharged.

ABL Facility

At March 31, 2016, Nexeo had $17.4 million in borrowings outstanding under the ABL Facility. Interest expense related to the ABL Facility, excluding amortization of debt issuance costs, was $1.2 million and $2.2 million for the three and six months ended March 31, 2016, respectively.

In December 2015, Nexeo increased the borrowing limit of one of its short-term lines of credit available to Nexeo Plaschem by $5.0 million to $28.8 million. Under the line of credit, the borrowing limit must be secured by a standby letter of credit drawn on the ABL Facility covering 110% of the borrowing limit amount. The line of credit is secured by the $30.0 million permitted foreign facility and a $1.7 million letter of credit under the U.S. tranche of the ABL Facility.

Term Loan Facility

At March 31, 2016, Nexeo had $617.6 million in borrowings outstanding under the Term Loan Facility. In December 2015, an Excess Cash Flow (defined below) payment of $29.6 million was applied to the outstanding principal under the Term Loan Facility. As a result of this payment, under the agreement, the quarterly principal payment of $1.7 million was no longer required for the remaining term of the facility. Interest expense related to the Term Loan Facility, excluding original issue discount amortization and amortization of debt issuance costs, was $7.9 million and $16.2 million for the three month and six months ended March 31, 2016, respectively.

The Notes

At March 31, 2016, Nexeo had $149.7 million in borrowings outstanding under Nexeo’s 8.375% senior subordinated notes due 2018, which we refer to in this section as the “Notes”. During the second quarter of fiscal year 2016, Nexeo acquired $9.5 million in aggregate principal amount of the Notes for $8.7 million in cash and a net gain of $0.6 million, inclusive of the write off of related debt issuance costs and original issue discount. See Note 8 to the Nexeo Audited Financial Statements.

Based on the current outstanding borrowings, Nexeo is required to make semi-annual interest payments on the Notes of $6.3 million. Interest expense related to the Notes, excluding original issue discount amortization and amortization of debt issuance costs, was $3.3 million and $6.6 million for the three month and six months ended March 31, 2016, respectively. Interest expense related to the Notes, excluding original issue discount amortization and amortization of debt issuance costs, was $14.5 million, $14.7 million and $14.7 million for the fiscal years ended September 30, 2015, 2014 and 2013, respectively.

Nexeo’s Notes were scheduled to mature on March 1, 2018. At March 31, 2016, Nexeo was in compliance with the covenants of the indenture governing the Notes. In connection with the completion of the Business Combination, all of Nexeo’s outstanding indebtedness and other obligations under the Notes were fully discharged.

Effective as of the Closing Date, Nexeo redeemed all of the approximately $149.7 million principal amount of Notes outstanding at a redemption price equal to 100% of the principal amount of Notes being redeemed (plus accrued and unpaid interest to, but not including the Closing Date).  Nexeo irrevocably deposited with the trustee sufficient funds to fund the redemption of the Notes.  As a result, Nexeo and the guarantors under the Notes have been released from their respective obligations under the Notes and the Indenture governing the notes, effective as of the Closing Date.

Liquidity

The following table summarizes Nexeo’s liquidity position as of March 31, 2016 and September 30, 2015:

	March 31, 2016	September 30, 2015
Cash and cash equivalents	$59.7	$127.7
ABL Facility availability	362.1	321.4
Total liquidity	$421.8	$449.1

Cash and Cash Equivalents

At March 31, 2016 and September 30, 2015, Nexeo had $54.9 million and $54.1 million, respectively, of cash and cash equivalents held by foreign subsidiaries, $51.6 million and $45.0 million, respectively, of which was denominated in currencies other than the U.S. dollar, primarily in Euros, Canadian dollars (“CAD”), British pounds and Chinese renminbi (“RMB”). At March 31, 2016 and September 30, 2015, Nexeo had $6.2 million and $4.7 million, respectively, in China denominated in RMB. While the RMB is convertible into U.S. dollars, foreign exchange transactions are subject to approvals from the State Approvals of Foreign Exchange. Nexeo does not anticipate any significant adverse impact to overall liquidity from restrictions on cash and cash equivalents and believe such cash and cash equivalents could be repatriated to the United States in the form of debt repayments with limited tax consequences.

ABL Facility

The New Revolving Facility will provide for senior secured revolving credit financing including a U.S. Tranche of initially up to $505.0 million and a Canadian Tranche of initially up to $40.0 million, subject, in each case, to availability under the respective borrowing bases for each tranche. Other than during the existence of an event of default, the size of the Canadian Tranche or the U.S. Tranche may be increased or decreased with a corresponding decrease or increase, respectively, in the Canadian Tranche or U.S. Tranche, at the beginning of each quarter, at our option, provided that the aggregate of the Revolving Commitment Increases shall not exceed $175.0 million. The New Revolving Facility will include a letter of credit subfacility, which permits up to $200.0 million of letters of credit under the U.S. Tranche (which may be denominated in Dollars, Euros or other currencies approved by the administrative agent and the issuing bank) and up to the dollar equivalent of $10.0 million of letters of credit under the Canadian Tranche (which may be denominated in Canadian Dollars only). In addition, under the New Revolving Facility up to $50.0 million in the case of the U.S. Tranche, and $10.0 million in the case of the Canadian Tranche, may be short-term borrowings upon same-day notice, referred to as swingline loans. The New Revolving Facility also contains a FILO facility to include a $30.0 million initial aggregate amount.

Term Loan Facility

The New Term Loan Facility will provide senior secured debt financing in an aggregate principal amount of up to $655.0 million and the right, at Nexeo’s option, to request additional tranches of term loans in an aggregate principal amount such that the aggregate principal amount of indebtedness outstanding at any one time does not cause a consolidated net senior secured leverage ratio, calculated on a pro forma basis, to exceed 4.1 to 1.0. Availability of such additional tranches of term loans will be subject to the absence of any default, and among other things, the receipt of commitments by existing or additional financial institutions.

Based on current and anticipated levels of operations, capital spending projections and conditions in Nexeo’s markets, Nexeo believes that cash on hand, together with cash flows from operations and borrowings available under the New Revolving Facility, are adequate to meet Nexeo’s working capital and capital expenditure needs as well as any debt service and other cash requirements for at least twelve months.

In addition to operating and non-operating cash requirements previously described, Nexeo’s longer-term liquidity needs are primarily related to final maturity debt payments due in 2021 and 2023. Depending on market conditions and other factors, Nexeo may also consider alternative financing options, including, but not limited to, issuance of equity, issuance of new debt, refinancing of Nexeo’s existing debt obligations or repurchases of outstanding debt.

Cash Flows

Six Months Ended March 31, 2016 compared with Six Months Ended March 31, 2015

The following table sets forth the major categories of Nexeo’s cash flows for the six months ended March 31, 2016 and 2015.

	Six Months Ended March 31,
	2016	2015
	(in millions)
Net cash provided by operating activities from continuing operations	$43.6	$34.2
Net cash used in operating activities from discontinued operations	—	(0.6)
Net cash provided by operating activities	43.6	33.6
Net cash used in investing activities	(7.4)	(18.1)
Net cash used in financing activities	(103.9)	(49.3)
Effect of exchange rate changes on cash and cash equivalents	(0.3)	(3.0)
Decrease in cash and cash equivalents	(68.0)	(36.8)
Cash and cash equivalents at the beginning of period	127.7	88.2
Cash and cash equivalents at the end of period	$59.7	$51.4

Cash flows from operating activities

Continuing operations

Net cash provided by operating activities from continuing operations for the six months ended March 31, 2016 was $43.6 million. Net income from continuing operations of $6.3 million, adjusted for gains on sales of assets, gains on extinguishment of debt and significant non-cash items such as depreciation and amortization expenses, debt issuance costs, provision for bad debt, deferred income taxes, and equity-based compensation charges, collectively totaling $31.9 million, resulted in $38.2 million of cash inflow from continuing operations during the six months ended March 31, 2016. Additionally, cash flow from continuing operations was positively impacted by a decrease in accounts and notes receivable of $20.7 million, partially offset by a $3.7 million decrease in accounts payable. The decrease in accounts and notes receivable was driven primarily by lower sales volumes and falling selling prices experienced during the current period as well as timing of collections at period end. The decrease in accounts payable was driven by lower purchases due to lower sales volumes and pricing during the current period. There have been no significant changes in billing terms or collection processes during the current period. There was a decrease in inventory of $6.3 million during the six months ended March 31, 2016, which reflected the impact of lower prices for inventory purchases as well as improved inventory management. Additionally, there was a decrease in accrued expenses and other liabilities of $10.7 million which included the payment of employee incentive compensation, an increase in other current assets of $3.7 million due to the timing of certain prepaid expenses at period end and a decrease in other assets and liabilities of $3.3 million.

Net cash provided by operating activities from continuing operations for the six months ended March 31, 2015 was $34.2 million. Net loss from continuing operations of $7.3 million adjusted for gains on sales of assets and significant non-cash items such as depreciation and amortization expenses, debt issuance costs, provision for bad debt, inventory impairment, deferred income taxes and equity-based compensation charges, collectively totaling $35.2 million, resulted in $27.9 million of cash inflow from continuing operations during the six months ended March 31, 2015. Additionally, cash flow from continuing operations was positively impacted by a decrease in accounts and notes receivable of approximately $60.3 million. The decrease in accounts and notes receivable was driven primarily by timing of collections at period end as well as lower sales volumes and continuing pricing pressure experienced during the period. There were no significant changes in billing terms or collection processes during the period. There was a decrease in inventory of $21.5 million, which reflects the impact of lower inventory purchases as well as lower prices for these purchases. Additionally, there was a decrease in other current assets of $7.1 million, partially due to a reduction in certain inventory prepayments. Cash outflow during the period was attributable to a decrease in accounts payable, accrued expenses and other liabilities totaling $81.0 million, and payments on related party payable of $1.6 million.

Discontinued operations

Net cash used in operating activities from discontinued operations for the six months ended March 31, 2015 was $0.6 million, related to costs incurred to terminate activity and relationships associated with these operations.

Cash flows from investing activities

Investing activities used $7.4 million of cash during the six months ended March 31, 2016, mainly due to capital expenditures of $9.4 million primarily related to facility improvements and additional information technology investments, partially offset by net proceeds from the sale of assets of $2.0 million.

Investing activities used $18.1 million of cash during the six months ended March 31, 2015, primarily due to capital expenditures of $19.8 million mainly related to facility improvements, additional information technology investments and vehicle additions. These expenditures were partially offset by net proceeds from the sale of assets of $1.7 million.

Cash flows from financing activities

Financing activities used $103.9 million of cash for the six months ended March 31, 2016, primarily as a result of the $29.6 million Excess Cash Flow payment on the Term Loan Facility, net payments on the ABL Facility and the Notes of $68.1 million and $8.7 million, respectively, and payments on capital leases of $0.9 million, partially offset by net borrowings of $3.6 million on short-term lines of credit available to Nexeo Plaschem.

Financing activities used $49.3 million of cash for the six months ended March 31, 2015, primarily as a result of the purchase of the remaining equity interest in Nexeo Plaschem for $34.3 million. In addition, financing activities included net payments of $9.3 million on short-term lines of credit available to Nexeo Plaschem, net payments under the Term Loan Facility of $3.4 million and net payments on the ABL Facility of $2.2 million.

Fiscal Year Ended September 30, 2015 Compared with Fiscal Year Ended September 30, 2014 and Fiscal Year Ended September 30, 2013

The following table sets forth the major categories of Nexeo’s cash flows for the fiscal years ended September 30, 2015, 2014 and 2013.

	Twelve Months Ended September 30,
	2015	2014	2013
	(in millions)
Net cash provided by (used in) operating activities from continuing operations	$154.7	$50.8	$(51.7)
Net cash provided by (used in) operating activities from discontinued operations	(0.6)	6.7	15.8
Net cash provided by (used in) operating activities	154.1	57.5	(35.9)
Net cash used in investing activities from continuing operations	(31.5)	(270.0)	(93.4)
Net cash provided by (used in) investing activities from discontinued operations	—	60.1	(0.5)
Net cash used in investing activities	(31.5)	(209.9)	(93.9)
Net cash provided by (used in) financing activities	(81.8)	166.5	71.2
Effect of exchange rate changes on cash and cash equivalents	(1.3)	(0.5)	(2.1)
Increase (decrease) in cash and cash equivalents	39.5	13.6	(60.7)
Cash and cash equivalents at beginning of period	88.2	74.6	135.3
Cash and cash equivalents at end of period	$127.7	$88.2	$74.6

Cash Flows from Operating Activities

Continuing operations

Net cash provided by operating activities from continuing operations for the fiscal year ended September 30, 2015 was $154.7 million. Net income from continuing operations of $21.2 million, adjusted for gains on sale of assets, gain from debt extinguishment and significant non-cash items such as depreciation and amortization expenses, debt issuance costs amortization, provision for bad debt, inventory impairment, deferred income taxes and equity-based compensation charges, collectively totaling $64.4 million, provided $85.6 million of cash inflow from continuing operations during the fiscal year ended September 30, 2015. Additionally, cash flow from continuing operations was positively impacted by a decrease in accounts and notes receivable of $109.7 million, driven by lower sales volumes experienced during the current period, falling average selling prices and timing of collections at year end. There have been no significant changes in billing terms or collection processes during the current period. The decrease in accounts and notes receivable was partially offset by a net decrease of $98.9 million in accounts payable and accrued expenses, primarily driven by lower inventory purchases due to lower volumes. There was a decrease in inventory of $50.5 million during the fiscal year ended September 30, 2015, which reflects the impact of lower prices for inventory purchases as well as improved inventory management. Additionally, there was a decrease in other current assets of $8.2 million partially due to a reduction in inventory prepayments.

Net cash provided by operating activities from continuing operations for the fiscal year ended September 30, 2014 was $50.8 million. The net loss from continuing operations of $12.2 million, adjusted for gains on sale of assets, gain from proceeds of insurance claims, foreign currency gain and significant non-cash items such as depreciation and amortization expenses, debt issuance costs amortization, provision for bad debt, deferred income taxes and equity-based compensation charges, collectively totaling $60.2 million, provided $48.0 million of cash inflow from continuing operations during the fiscal year ended September 30, 2014. Additionally, cash flow from continuing operations was positively impacted by an increase in accounts payable and other accrued expenses of $44.7 million during the current period. However, Nexeo experienced a significant negative impact on cash flow from continuing operations during the period resulting from a net increase in accounts and notes receivable of $31.2 million and a net increase in inventories of $9.9 million. The increase in accounts and notes receivable was driven primarily by timing of collections at period end. Additionally, the increase in accounts and notes receivable reflects the impact of activity related to CSD’s and Archway’s operations. There were no significant changes in billing terms or collection processes during the period. As described above, certain customers of Nexeo Plaschem are allowed to remit payment during a period of time ranging from 30 days up to nine months and these receivables, which are supported by banknotes issued by large banks in China on behalf of these customers, totaled $19.7 million at September 30, 2014. The increase in inventories during fiscal year 2014 reflected the impact of inventory purchases related to CSD’s and Archway’s operations.

Net cash used in operating activities for continuing operations for the fiscal year ended September 30, 2013 was $51.7 million. Net loss from continuing operations of $4.6 million adjusted for gains on sale of assets and significant non-cash items such as depreciation and amortization expenses, debt issuance costs amortization, provision for bad debt, deferred income taxes and equity-based compensation charges, collectively totaling $49.7 million, provided $45.1 million of cash inflow from continuing operations during the fiscal year ended September 30, 2013. However, cash used in operating activities for continuing operations was primarily attributable to changes in working capital items. Nexeo increased its investment in inventory by $19.4 million primarily driven by inventory purchases for Nexeo Plaschem. Additionally, accounts and notes receivable increased by $52.8 million partially driven by the timing of collections at period end. There were no significant changes in Nexeo’s billing terms or collection processes during this period, although, as described above, Nexeo Plaschem has billing terms that allow certain customers to remit payment during a broad range of time. These receivables, totaling $22.0 million at September 30, 2013, were supported by banknotes issued by large banks in China on behalf of these customers. Cash outflow during the period was also attributable to an increase in other current assets of $10.9 million, a reduction in accrued expenses and other liabilities totaling $3.1 million and the payment to TPG of a one-time aggregate transaction fee of $10.0 million in connection with the purchase of Beijing Plaschem’s operations by Nexeo Plaschem.

Discontinued operations

Net cash used in operating activities from discontinued operations for the fiscal year ended September 30, 2015 was $0.6 million, related to costs incurred to terminate activity and relationships associated with these operations.

Net cash provided by operating activities from discontinued operations for the fiscal year ended September 30, 2014 was $6.7 million. Net income of $18.4 million, adjusted for significant non-cash items such as depreciation and amortization expenses and provision for bad debt, collectively totaling $1.4 million, and the gain on the sale of

Nexeo’s North American composites operations of $14.3 million, resulted in $5.5 million of cash flows from discontinued operations during the period.

The remainder of the cash provided by these activities was primarily attributable to changes in working capital items, including a decrease in accounts receivable of $28.4 million and a decrease in accounts payable and other accrued expenses which collectively totaled $26.4 million.

Net cash provided by operating activities from discontinued operations for the fiscal year ended September 30, 2013 was $15.8 million. Net income of $13.7 million, adjusted for significant non-cash items such as depreciation and amortization expenses and provision for bad debt, collectively totaling $0.9 million, resulted in $14.6 million of cash flows from discontinued operations during the period. The remainder of the cash provided by these activities was primarily attributable to changes in working capital items, including a decrease in accounts receivable of $9.7 million, a decrease in accounts payable of $8.6 million and a decrease in inventory of $0.6 million.

Cash Flows from Investing Activities

Continuing operations

Investing activities used $31.5 million of cash during the fiscal year ended September 30, 2015, primarily due to capital expenditures of $35.6 million throughout the period, primarily related to facility improvements, information technology investments and vehicle additions and replacements. These expenditures were partially offset by net proceeds from the sale of assets of $4.1 million.

Investing activities used $270.0 million of cash during the fiscal year ended September 30, 2014, primarily due to the closing of the Archway Acquisition for $128.7 million in April 2014, the closing of the CSD Acquisition for $96.4 million in December 2013 and capital expenditures of $49.9 million throughout the period, primarily related to additions to Nexeo’s private delivery fleet, facility improvements, and information technology investments.

Investing activities used $93.4 million of cash during the fiscal year ended September 30, 2013, primarily due to the acquisition of Beijing Plaschem’s operations by Nexeo Plaschem totaling $57.9 million and capital expenditures of $38.1 million, partially offset by proceeds from the disposal of assets of $2.6 million.

Discontinued operations

There was no significant cash impact stemming from investing activities from discontinued operations for the fiscal years ended September 30, 2015 and 2013.

Net cash provided by investing activities from discontinued operations for the fiscal year ended September 30, 2014 was $60.1 million primarily due to proceeds received from Composites One in connection with the sale of Nexeo’s North American composites operations for $60.6 million.

Cash Flows from Financing Activities

Financing activities used $81.8 million of cash for the fiscal year ended September 30, 2015, primarily as a result of net payments on the ABL Facility and the Notes of $13.8 million and $14.8 million, respectively, net payments of $12.1 million on short-term lines of credit available to Nexeo Plaschem and payments under the Term Loan Facility of $6.7 million. In addition, financing activities included the purchase of the remaining equity interest in Nexeo Plaschem for $34.3 million.

Financing activities provided $166.5 million of cash for the fiscal year ended September 30, 2014, primarily as a result of the new term loan proceeds of $169.2 million and net borrowings under the ABL Facility of $102.1 million. Proceeds from borrowings were partially offset by the purchases of additional equity interests in Nexeo Plaschem for $92.2 million, quarterly installments on the Term Loan Facility of $6.3 million and net payments of $4.0 million on short-term lines of credit available to Nexeo Plaschem.

Financing activities provided $71.2 million of cash for the fiscal year ended September 30, 2013, primarily as a result of net borrowings of $171.5 million on the Term Loan Facility and net borrowings of $51.4 million on short-term lines of credit available to Nexeo Plaschem. Proceeds from borrowings were partially offset by net debt repayments on the ABL Facility of $111.6 million, payments on the inventory payable associated with the acquisition of Beijing Plaschem’s operations of $26.9 million, payment of debt issuance costs of $8.0 million and the quarterly installments on the Term Loan Facility of $5.0 million.

Contractual Obligations and Commitments

As of March 31, 2016, amounts due under Nexeo’s contractual commitments were as set forth in the table below.  As discussed above, in connection with the Closing, the ABL Facility, Term Loan Facility and Notes were fully repaid.

	Payments Due by Period
	Less than 1 Year	1-3 Years	4-5 Years	More than 5 Years	Total
Short-term and long-term debt obligations (1)	$38.3	$784.7	$—	$—	$823.0
Estimated interest payments on long-term debt obligations (2)	48.1	31.0	—	—	79.1
Capital lease obligations (3)	7.2	13.4	13.4	31.9	65.9
Operating lease obligations (4)	16.7	21.2	11.6	9.1	58.6
Purchase obligations (5)	3.4	0.9	—	—	4.3
Management and consulting services obligations (6)	3.0	6.0	6.0	—	15.0
Employee benefit obligations	—	—	—	2.5	2.5
Total	$116.7	$857.2	$31.0	$43.5	$1,048.4

(1)                                 Short-term obligations primarily include the payment of $38.3 million outstanding under credit facilities available to Nexeo Plaschem. Long-term debt obligations include (i) the payment of $149.7 million in outstanding principal on the Notes, (ii) the payment of $17.4 million in outstanding principal (as of March 31, 2016) under Nexeo’s ABL Facility and (iii) the payment of $617.6 million in outstanding principal under Nexeo’s Term Loan Facility. See Note 9 to Nexeo’s condensed consolidated financial statements.

(2)                                 Estimated interest payments include cash interest payments and estimated commitment fees on long-term debt obligations. Variable rate interest payments were estimated using interest rates as of March 31, 2016 held constant to maturity.

(3)                                 Capital lease obligations represent future payments on capital lease agreements, including lease payments on all tractors under the agreement entered into with Ryder in May 2015. The amounts above include executory costs of $2.1 million per year, for aggregate executory costs totaling $13.9 million. Additionally, the amounts include decreasing annual interest payments ranging from $1.2 million to $0.4 million, for aggregate interest payments totaling $5.7 million. Nexeo is permitted to terminate the lease of an individual vehicle on the anniversary of its delivery date, provided that certain conditions are met.  In the event Nexeo terminates the lease of an individual vehicle in accordance with the terms of the Ryder Lease, Nexeo may elect to purchase the individual vehicle at a predetermined residual value or return the vehicle to Ryder, subject to an adjustment based on the then-current market value of the individual vehicle. Amounts also include payments under the new facility lease in Montgomery, Illinois, expected to begin in the first quarter of fiscal year 2017. See Notes 6 and 9 to Nexeo’s condensed consolidated financial statements.

(4)                                 Operating lease obligations represent payments for a variety of facilities and equipment under non-cancellable operating lease agreements including office buildings, transportation equipment, warehouses and storage facilities and other equipment.

(5)                                 Purchase obligations are related to (i) certain IT-related contracts, (ii) non-cancellable equipment orders and (iii) estimated obligation costs to relocate employees or new hires in various U.S. locations, primarily in The Woodlands, Texas. The relocations are assumed to be completed within one year, although it is not practicable to establish definite completion dates for each employee’s relocation.

(6)                                 Management and consulting services obligations represent recurring minimum fees paid for services under management and consulting services agreements with certain related parties, including TPG. These related parties are paid management and consulting fees in connection with providing management and strategic consulting services. The amounts in the table above reflect minimum annual fees totaling $3.0 million per year for the next five years. See Note 14 to Nexeo’s condensed consolidated financial statements. This arrangement terminated upon the consummation of the Business Combination, as discussed in Item 1.01 above.

At September 30, 2015, amounts due under Nexeo’s contractual commitments were as set forth in the table below.  As discussed above, in connection with the Closing, the ABL Facility, Term Loan Facility and Notes were fully repaid.

	Payments Due by Period (in millions)
Contractual Obligations	Less than 1 Year	1 – 3 Years	4 – 5 Years	More than 5 Years	Total
Short-term and long-term debt obligations(1)	$71.2	$855.6	$—	$—	$926.8
Estimated interest payments on long-term debt obligations(2)	49.1	55.0	—	—	104.1
Capital lease obligations(3)	5.7	11.6	11.1	19.4	47.8
Operating lease obligations(4)	16.3	22.8	13.4	11.6	64.1
Purchase obligations(5)	2.2	1.8	—	—	4.0
Management and consulting services obligations(6)	3.0	6.0	6.0	—	15.0
Other long-term liabilities reflected on the balance sheet(7)	—	—	—	1.1	1.1
Total	$147.5	$952.8	$30.5	$32.1	$1,162.9

(1)                                 Short-term obligations primarily include (i) the payment of $34.9 million outstanding under credit facilities available to Nexeo Plaschem, (ii) $6.7 million in principal installment payments under Nexeo’s Term Loan Facility and (iii) the Excess Cash Flow payment of $29.6 million under its Term Loan Facility. Long-term debt obligations include: (i) the payment of Nexeo’s $159.2 million in outstanding principal on the Notes, (ii) the payment of $85.5 million in outstanding principal (at September 30, 2015) under Nexeo’s ABL Facility and (iii) the payment of $610.9 million in remaining outstanding principal under Nexeo’s Term Loan Facility. See Note 8 to the Nexeo Audited Financial Statements.

(2)                                 Estimated interest payments include cash interest payments and estimated commitment fees on long-term debt obligations. Variable rate interest payments were estimated using interest rates at September 30, 2015 held constant to maturity.

(3)                                 Represents future payments on capital lease obligations. Includes payments on the lease entered into with Ryder in May 2015. Delivery of the tractors began at the end of the fourth fiscal quarter and the vast majority of the remaining tractors are anticipated to be delivered during the first quarter of fiscal year 2016. Nexeo is permitted to terminate the lease of an individual tractor on the anniversary of its delivery date, provided that certain conditions are met. In the event Nexeo terminates the lease of an individual tractor in accordance with the terms of the Ryder Lease, it may elect to purchase the individual tractor at a predetermined residual value or return the tractor to Ryder, subject to an adjustment based on the then-current market value of the individual tractor. See Note 5 to Nexeo’s consolidated financial statements.

(4)                                 Operating lease obligations represent payments for a variety of facilities and equipment under non-cancellable operating lease agreements, including office buildings, transportation equipment, warehouses and storage facilities and other equipment.

(5)                                 Purchase obligations are related to certain IT-related contracts and estimated obligation costs to relocate employees or new hires in various U.S. locations, primarily in The Woodlands, Texas. The relocations are assumed to be completed within one year, although it is not practicable to establish definite completion dates for each employee’s relocation.

(6)                                 Management and consulting services obligations represent recurring minimum fees paid for services under management and consulting services agreements with certain related parties, including TPG. These related parties are paid management and consulting fees in connection with providing management and strategic consulting services. The amounts in the table above reflect the minimum annual fees totaling $3.0 million per year for the next five years. See Note 15 to the Nexeo Audited Financial Statements.

(7)                                 Includes long-term liabilities under certain employee benefit obligations.

Off Balance Sheet Arrangements

At March 31, 2016 and September 30, 2015, respectively, Nexeo had no off balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.

Critical Accounting Policies and Estimates

The financial statements reflect a number of significant estimates that impact the carrying values of assets and liabilities and reported amounts of revenue and expenses. Nexeo makes these estimates based on historical experience and on other judgments and assumptions that Nexeo believes are reasonable under the circumstances. The results of these estimates, judgments and assumptions form the basis for its determinations as to the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Nexeo considers an accounting policy to be critical when it requires the most difficult, subjective and/or complex judgments by management regarding estimates about matters that are highly uncertain. Nexeo believes that the following critical accounting policies reflect its more significant estimates and assumptions used in the preparation of its consolidated financial statements.

Revenue Recognition

Revenues are recognized when persuasive evidence of an arrangement exists, products are shipped and title is transferred or services are provided to customers, the sales price is fixed or determinable and collectability is reasonably assured. Revenue for product sales is recognized at the time title and risk of loss transfer to the customer, based on the terms of the sale. For products delivered under Nexeo’s standard shipping terms, title and risk of loss transfer when the product is delivered to the customer’s delivery site. For sales transactions designated “Freight on Board” or “FOB,” shipping point, the customer assumes risk of loss and title transfers at the time of shipment. Deferred revenues may result from (i) delivery delays for products delivered under Nexeo’s standard shipping terms or (ii) from other arrangements with its customers. Sales are reported net of tax assessed by qualifying governmental authorities.

Nexeo is generally the primary obligor in sales transactions with its customers, retain inventory risk during transit and assume credit risk for amounts billed to its customers. Accordingly, Nexeo recognizes revenue primarily based on the gross amount billed to its customers. In sales transactions where Nexeo is not the primary obligor and does not retain inventory risk, Nexeo recognizes revenue on a net basis by recognizing only the commission Nexeo retains from such sales and including that commission in sales and operating revenues in the consolidated statements of operations.

Consistent with industry standards, Nexeo may offer volume-based rebates to large customers if the customer purchases a specified volume with Nexeo over a specified time period. Nexeo recognizes the rebate obligation as a reduction of revenue based on its estimate of the total volume of purchases from a given customer over the specified period of time. The determination of these rebates at an interim date involves management judgment. As a result, Nexeo’s revenues may be affected if a customer earns a rebate toward the end of a year that Nexeo had not expected or if its estimate of customer purchases are less than expected. Nexeo has the experience and access to relevant information that Nexeo believes are necessary to reasonably estimate the amounts of such deductions from gross revenues. Nexeo regularly reviews the information related to these estimates and adjusts its reserves accordingly if and when actual experience differs from previous estimates.

Impairment of Long-lived Assets

Goodwill.  Goodwill is tested for impairment annually as of March 31 of each year and whenever events or circumstances indicate that it is more likely than not that an impairment may have occurred. Goodwill is reviewed for impairment at the reporting unit level, which is defined as operating segments or groupings of businesses one level below the operating segment level. Nexeo’s operating segments are the same as the reporting units used in its goodwill impairment test. Relevant accounting guidance allows the consideration of qualitative factors to determine if it is more likely than not that an impairment of goodwill has occurred. In the absence of sufficient qualitative factors, goodwill impairment is determined utilizing a two-step process. Under step one, if the fair value of a reporting unit (determined using a market approach if market prices are available, or alternatively, a discounted cash flow model) exceeds its carrying value, goodwill of the reporting unit is not considered impaired. The determination of the fair value of a reporting unit requires the use of key estimates about its future operating results, valuation multiples, discount rates and terminal growth rates. These key assumptions can change due to many factors and these changes can materially affect the fair value estimate and cause Nexeo to re-evaluate the carrying value of its goodwill. Once an impairment of goodwill has been recorded, it cannot be reversed.

As of March 31, 2015, the date of the most recent annual impairment test, the estimated fair value of Nexeo’s Plastics, Chemicals and Environmental Services lines of business exceeded book value by a significant margin. There were no events or circumstances from the date of the last assessment through September 30, 2015 that would impact this conclusion.

Other Long-Lived Assets.  Property, plant and equipment and other intangibles with definite lives are tested for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable. When an impairment test is performed and the undiscounted expected future cash flow is less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of the asset. The factors considered by management in performing this assessment include current operating results, trends and prospects, as well as the effect of obsolescence, demand, competition and other economic factors.

Contingencies and Environmental Costs

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of such liability can be reasonably estimated. Gain contingencies are not recorded until management determines it is certain that the future event will become or does become a reality.

Liabilities for environmental remediation costs are recognized when environmental assessments or remediation are probable and the associated costs can be reasonably estimated. Generally, the timing of these provisions coincides with the commitment to a formal plan of action or, if earlier, the divestment or closure of the relevant sites. Environmental reserves are subject to numerous uncertainties that affect Nexeo’s ability to accurately estimate costs, or Nexeo’s share of costs if multiple parties are responsible. These uncertainties involve the legal, regulatory and enforcement parameters governing environmental assessment and remediation, the nature and extent of contamination at these sites, the extent of required remediation efforts, the choice of remediation methodology, availability of insurance coverage and, in the case of sites with multiple responsible parties, the number and financial strength of other potentially responsible parties.

Under the purchase agreement related to the acquisition of the Distribution Business, Ashland has agreed to retain all known environmental remediation liabilities listed on the schedules to the purchase agreement, which we refer to in this section as “Retained Specified Remediation Liabilities,” and other environmental remediation liabilities arising prior to the closing date of that purchase agreement for which Ashland receives written notice prior to the fifth anniversary of such closing date, which we refer to in this section as “Other Retained Remediation Liabilities” and, collectively, as “Retained Remediation Liabilities.” Ashland’s liability for Retained Remediation Liabilities is not subject to any claim thresholds or deductibles. However, in the event Nexeo was to incur expenses arising out of the Other Retained Remediation Liabilities, Ashland’s indemnification obligation is subject to an individual claim threshold of $0.2 million and an aggregate claim deductible of $5.0 million. Ashland’s indemnification obligation for the Retained Remediation Liabilities is subject to an aggregate ceiling of $75.0 million. Ashland’s indemnification obligations resulting from its breach of any representation, warranty or covenant, related to environmental matters (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty), are generally limited by an individual claim threshold of $0.2 million, an aggregate claim deductible of $18.6 million and a ceiling of $93.0 million. Collectively, Ashland’s indemnification obligation resulting from or relating to the Retained Remediation Liabilities, Retained Litigation Liabilities, and the breach of Ashland’s representations, warranties and covenants contained in the purchase agreement (other than for liabilities relating to taxes or the breach of any fundamental representation or warranty) is subject to an aggregate ceiling of $139.5 million, and Ashland’s total indemnification obligation under the purchase agreement (other than for liabilities relating to taxes or any retained indebtedness) is subject to an aggregate ceiling in the amount of the purchase price for the Distribution Business net assets.

As a result, Nexeo does not currently have any environmental or remediation reserves for matters covered by the Ashland Distribution Acquisition agreement. However, if Nexeo was to incur expenses related to the Other Retained Remediation Liabilities, Nexeo would be responsible for the first $5.0 million in aggregate expenses relating thereto prior to the receipt of any indemnification from Ashland. In addition, if any Retained Specified

Remediation Liability ultimately exceeds the liability ceilings described above, Nexeo would be responsible for such excess amounts. In either of these scenarios, Nexeo would be required to take an appropriate environmental or remediation reserve.

See Note 12 to Nexeo’s Audited Financial Statements.

Business Combinations

In accounting for business combinations, the purchase price paid to acquire a business is allocated to the business’ assets and liabilities based on the estimated fair values of the assets acquired and liabilities assumed as of the date of acquisition. These fair values are often estimated through the application of the income approach which requires Nexeo to estimate future cash inflows and outflows and apply an appropriate discount rate. The excess of the purchase price over the fair value of the net tangible and identifiable intangible assets acquired is recorded as goodwill. A significant amount of judgment is involved in estimating the individual fair values of property, plant and equipment and identifiable intangible assets. The estimated fair values assigned to the net assets acquired could have a significant effect on Nexeo’s results of operations in the future. The estimates used in determining fair values are based on assumptions believed to be reasonable but which are inherently uncertain. Accordingly, while Nexeo uses all available information to make these fair value determinations and generally engage third-party consultants for assistance, actual results may differ from the projected results used to determine fair value. During fiscal year 2014, Nexeo acquired two separate businesses. See Note 3 to Nexeo’s historical consolidated financial statements. During fiscal year 2013, Nexeo Plaschem completed the acquisition of Beijing Plaschem’s operations.

Supplier Rebates

Certain of Nexeo’s vendor arrangements provide for purchase incentives based on Nexeo achieving a specified volume of purchases. Nexeo records the volume-based purchase incentives as a reduction of inventory costs (and related cost of sales) based on its purchases to date and its estimates of purchases for the remainder of the calendar year. Nexeo receives these incentives in the form of rebates that are payable only when its purchases equal or exceed the relevant calendar year target. The determination of these rebates at an interim date involves management judgment. As a result, Nexeo’s cost of sales may be affected if it earns an incentive toward the end of a year that Nexeo had not expected to earn in earlier periods or if Nexeo fails to earn an incentive that Nexeo had expected to earn and had recorded the incentive based on its prior estimates.

Deferred Taxes

Nexeo recognizes deferred tax assets and liabilities for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts using enacted tax rates in effect for the year differences are expected to reverse.

The recoverability of deferred tax assets and the recognition and measurement of uncertain tax positions are subject to various assumptions and judgment by Nexeo. If actual results differ from the estimates made by Nexeo in establishing or maintaining valuation allowances against deferred tax assets, the resulting change in the valuation allowance would generally impact earnings or other comprehensive income depending on the nature of the respective deferred tax asset. Additionally, the positions taken with regard to tax contingencies may be subject to audit and review by tax authorities, which may result in future taxes, interest and penalties.

In determining the recoverability of deferred tax assets, Nexeo gives consideration to all available evidence on a jurisdiction by jurisdiction basis, and then increase or decrease its valuation allowance as appropriate.

Recent Accounting Pronouncements

Recent Accounting Pronouncements Adopted

In April 2014, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) 2014-8, Presentation of Financial Statements (Topic 205) and Property, Plant, and Equipment (Topic 360): Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU changes the criteria for reporting discontinued operations while requiring expanded disclosures surrounding the assets, liabilities, income, and expenses of discontinued operations. Nexeo adopted this standard during the first quarter of fiscal year 2016 and its adoption did not have an effect on Nexeo’s financial position or results of operations.

In November 2015, the FASB issued ASU 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes (“ASU 2015-17”). This ASU requires an entity to classify all deferred tax assets and liabilities as noncurrent. ASU 2015-17 is effective for fiscal years beginning after December 15, 2016 and interim periods within those years and early adoption is permitted. Nexeo adopted this standard during the first quarter of fiscal year 2016 on a prospective basis and its adoption did not have a material impact on Nexeo’s financial position or results of operations.

New Accounting Pronouncements Not Yet Adopted

In January 2016, the FASB issued ASU 2016-01, Financial Instruments (Topic 825): Recognition and Measurement of Financial Assets and Financial Liabilities (“ASU 2016-01”). This ASU (i) requires all equity investments in unconsolidated entities other than those measured using the equity method of accounting, to be measured at fair value through earnings; (ii) when the fair value option has been elected for financial liabilities, requires that changes in fair value due to instrument specific credit risk be recognized separately in other comprehensive income and accumulated gains and losses due to these changes and will be reclassified from accumulated other comprehensive income to earnings if the liability is settled before maturity; and (iii) amends certain fair value disclosure provisions related to financial instruments carried at amortized cost. ASU 2016-01 is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years and early adoption is permitted. Nexeo is in the process of evaluating the provisions of the ASU and assessing the potential effect on Nexeo’s financial position or results of operations.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“ASU 2016-02”), which requires all leases with terms greater than 12 months, whether finance or operating, to be recorded on the balance sheet, reflecting a liability to make lease payments and a right-to-use asset representing the right to use the underlying asset for the lease term. The recognition, measurement and presentation of expenses and cash flows arising from a lease by a lessee will not significantly change from current Generally Accepted Accounting Principles. The amendments of ASU 2016-02 are effective for the reporting periods beginning after December 15, 2018, with early adoption permitted. An entity will be required to recognize and measure leases at the beginning of the earliest period presented using a modified retrospective approach by recording a cumulative-effect adjustment to equity as of the beginning of the fiscal year of adoption. Nexeo is in the process of evaluating provisions of the ASU and assessing the potential effect on Nexeo’s financial position or results of operations.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (“ASU 2016-09”). The updated guidance simplifies several aspects of accounting for certain aspects of share-based payment awards to employees, including the accounting for income taxes, forfeitures and statutory tax withholding requirements, as well as the classification of related matters in the statement of cash flows. ASU 2016-09 is effective for interim and annual reporting periods beginning after December 15, 2016. Nexeo is in the process of evaluating the provisions of the ASU and assessing the potential effect on Nexeo’s financial position and results of operations.

Nexeo continues the evaluation process of the potential effects on its financial position or results of operations of the accounting pronouncements disclosed its consolidated financial statements and accompanying notes for the fiscal year ended September 30, 2015, including ASU 2014-9, Revenue from Contracts with Customers.

Quantitative and Qualitative Disclosures About Market Risk

Commodity and Product Price Risk

Nexeo’s business model is to buy and sell products at current market prices in quantities approximately equal to estimated customer demand. Energy costs are a significant component of raw materials that are included in Nexeo’s product costs. Rising or volatile raw material prices for Nexeo’s suppliers, especially those of hydrocarbon derivatives, may cause Nexeo’s costs to increase or may result in volatility in Nexeo’s profitability. Although Nexeo does not speculate on changes in the prices of the products it sells, because Nexeo maintains inventories in order to serve the needs of its customers, Nexeo is subject to the risk of reductions in market prices for products it holds in inventory. Nexeo does not use derivatives to manage its commodity price risk because of the large number of products it sells and the large variety of raw materials used in the production of those products.  Inventory management practices are focused on managing product price risk by generally purchasing inventories via Nexeo’s ERP system which helps Nexeo forecast customer demand based on historical practices. Global inventory balances can fluctuate based on variations in regional customer demand forecasts. Nexeo collaborates directly with customers in all regions to enhance the ongoing accuracy of these forecasts in order to reduce the number of days sales held in inventories, as well as lower the amount of any slow moving and older inventories. In addition, Nexeo is generally able to pass on price increases to its customers, subject to market conditions, such as declining or otherwise volatile market prices for feedstocks, the presence of competitors in particular geographic and product markets and prevailing pricing mechanisms in customer contracts. Nexeo believes that these risk management practices reduce its exposure to changes in product selling prices or costs; however, significant unanticipated changes in market conditions or commodity prices could adversely affect Nexeo’s results of operations, financial condition and cash flows, as the prices of the products it purchases and sells are volatile.

Credit Risk

Nexeo is subject to the risk of loss arising from the credit risk related to the possible inability of its customers to pay for the products it resells and distributes to them. Nexeo attempts to limit its credit risk by monitoring the creditworthiness of Nexeo’s customers to whom it extends credit and establishing credit limits in accordance with its credit policy. Nexeo performs credit evaluations on substantially all customers requesting credit. With the exception of Nexeo Plaschem’s operations, Nexeo generally does not require collateral with respect to credit extended to customers; however, Nexeo will not extend credit to customers for whom it has substantial concerns and will deal with those customers on a cash basis. Nexeo Plaschem offers billing terms that allow certain customers to remit payment during a period of time ranging from 30 days to nine months. These notes receivables ($5.3 million at March 31, 2016) are supported by banknotes issued by large banks in China on behalf of these customers.

Nexeo typically has limited risk from a concentration of credit risk as no individual customer represents greater than 5.0% of the outstanding accounts receivable balance.

Nexeo is generally exposed to the default risk of the counterparties with which it transacts interest rate swaps. Nexeo attempts to manage this exposure by entering into these agreements with investment-grade counterparties or based on the specific credit standing of the counterparty.  At March 31, 2016 and September 30, 2015, respectively, Nexeo’s interest rates swaps were in a liability position; accordingly, there is no default risk associated with these counterparties and no consideration of a credit valuation adjustment has been necessary.

Interest Rate Risk

Interest rate risks can occur due to changes in market interest rates. This risk results from changes in the fair values of fixed-interest rate financial instruments or from changes in the cash flows of variable-interest rate financial instruments. The optimal structure of variable and fixed interest rates is determined as part of interest rate risk management. It is not possible to simultaneously minimize both kinds of interest rate risk. Nexeo has historically taken steps to manage its exposure to interest rate risk in part by entering into interest rate swap agreements as described under “Fair Value Measurements” below. In connection with the Business Combination, Nexeo’s existing interest rate swaps were terminated.  Subsequent to the consummation of the Business Combination, Nexeo plans to enter into new interest rate hedging agreements. See Note 10 to Nexeo’s condensed consolidated financial statements.

Borrowings under the New Revolving Facility will bear interest, at Nexeo’s option, at either an alternate base rate or Canadian prime rate, as applicable, plus an applicable margin (ranging from 0.25% to 0.75% pursuant to a grid based on average excess availability) or a London interbank offered rate or Canadian BA rate (as defined therein), as applicable, plus an applicable margin (ranging from 1.25% to 1.75% pursuant to a grid based on average excess availability). Loans under the FILO facility within the New Revolving Facility will bear interest, at an alternate base rate plus an applicable margin (ranging from 1.00% to 1.50% pursuant to a grid based on average excess availability) or a London interbank offered rate plus an applicable margin (ranging from 2.00% to 2.50% pursuant to a grid based on average excess availability).

Borrowings under the New Term Loan Facility will bear interest at Nexeo’s option at either (a) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which shall be no less than 1.0%, plus an applicable margin of 4.25% or (b) a base rate determined by reference to the highest of (1) the prime commercial lending rate published by Bank of America, N.A. as its “prime rate,” (2) the federal funds effective rate plus 0.50% and (3) a one-month LIBOR rate plus 1.0%, plus an applicable margin of 3.25%.

Changes in market interest rates will have no effect on interest expense until such time as the interest rate index, which is LIBOR, increases above the floor value of 1.0%.  Were that to occur, an additional 100 basis point increase in the interest rate would result in an increase of $6.6 million in annual interest expense based on the New Term Loan Facility balance.

Fair Value Measurements

Until June 8, 2016, Nexeo was a party to interest rate swap agreements of varying expiration dates through March 2017 to help manage its exposure to interest rate risk related to its variable interest rate on the Term Loan Facility (the variable interest rate was subject to a floor of 1.5%). At March 31, 2016, the notional amount of outstanding interest rate swap agreements was $120.0 million. The interest rate swaps were accounted for as cash flow hedges and gains or losses resulting from changes in the fair value of the swaps were recorded in other comprehensive income to the extent that the swaps are effective as hedges. Gains or losses resulting from changes in the fair value applicable to the ineffective portion, if any, were reflected in income. Gains or losses recorded in other comprehensive income were reclassified into and recognized in income when the related interest expense on the Term Loan Facility was recognized.  During the six months ended March 31, 2016, Nexeo classified into income and recognized a realized loss on the interest rate swaps of $0.2 million, which was recorded in interest expense. During the six months ended March 31, 2016, Nexeo recorded an unrealized gain on the interest rate swaps (net of reclassifications into income) of $0.2 million, which was recorded in other comprehensive income. As of March 31, 2016, $0.3 million in unrealized losses were expected to be realized and recognized in income within the next twelve months.

At March 31, 2016, the estimated fair value of Nexeo’s derivative liabilities was:

	2017	2018	2019	2020	2021	2022 and Thereafter	Total Fair Value
Level 2	$0.3	$—	$—	$—	$—	$—	$0.3

For further discussion of how Nexeo determined its fair values, see Note 11 to Nexeo’s condensed consolidated financial statements.

On June 9, 2016, Nexeo paid $0.3 million to terminate these swaps.  No new swaps were put in place to manage interest rate exposure associated with the New Term Loan Facility.

Foreign Currency Risk

Nexeo may be adversely affected by foreign exchange rate fluctuations since it conducts its business on an international basis in multiple currencies. A portion of Nexeo’s sales and costs of sales are denominated in currencies other than the functional currency of Nexeo’s subsidiaries, exposing Nexeo to currency transaction risk.  Additionally, because Nexeo reports its consolidated results in U.S. dollars, the results of operations and the financial position of its local international operations, which are generally reported in the relevant local currencies, are translated into U.S. dollars at the applicable exchange rates for inclusion in Nexeo’s condensed consolidated financial statements, exposing Nexeo to currency translation risk.  Nexeo currently does not utilize financial derivatives to manage its foreign currency risk, but Nexeo continues to monitor its exposure to foreign currency risk, employ operational strategies where practical and may consider utilizing financial derivatives in the future to mitigate losses associated with these risks.

Included in Nexeo’s condensed consolidated statement of operations for the six months ended March 31, 2016 is a $0.2 million net loss related to foreign exchange rate fluctuations. During the six months ended March 31, 2016, the most significant currency exposures were to the RMB, the CAD and the Mexican peso versus the U.S. dollar, and the Russian ruble and the British pound versus the Euro.  These currencies experienced positive and negative fluctuations throughout the period, which generated foreign exchange losses in Nexeo’s Chinese, Mexican, British and Russian subsidiaries. Assuming the same directional fluctuations as occurred during the six months ended March 31, 2016, a hypothetical 10.0% weakening or strengthening in the value of the currencies from September 30, 2015 levels would have generated a net loss/gain of $3.6 million in Nexeo’s condensed consolidated statement of operations for the six months ended March 31, 2016.

Pro Forma Financial Information

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, combines the historical consolidated statement of operations of the Company for the year ended December 31, 2015 and of Nexeo for the year ended September 30, 2015, giving effect to the Business Combination as if it had been consummated on January 1, 2015, the beginning of the Company’s most recent fiscal year. The unaudited pro forma condensed combined statement of operations for the quarter ended March 31, 2016, combines the historical condensed consolidated statement of operations of the Company for the quarter ended March 31, 2016 and of Nexeo for the quarter ended December 31, 2015, giving effect to the Business Combination as if it had been consummated on January 1, 2015, the beginning of the Company’s most recent fiscal year. The unaudited pro forma condensed combined balance sheet at March 31, 2016, combines the historical condensed consolidated balance sheet of the Company at March 31, 2016 and of Nexeo at December 31, 2015, giving effect to the Business Combination as if it had been consummated on March 31, 2016.

The unaudited pro forma condensed combined financial information is attached to this Current Report on form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Properties

The Company’s principal executive office is located at 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380.  Nexeo’s principal operating locations are described in the Proxy Statement in the section entitled “Information About Nexeo—Business—Company Operations” beginning on page 234, which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to the Company regarding beneficial ownership of shares of common stock of the Company as of the Closing Date by:

•                  each person who is the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

•                  each of the Company’s current executive officers and directors; and

•                  all executive officers and directors of the Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of the common stock of the Company is based on 89,222,418 shares of common stock of the Company issued and outstanding as of the Closing Date.  Founder Shares are included in this calculation because they have voting rights, despite the fact that they are subject to forfeiture and vesting restrictions.  For more information on restrictions on the Founder Shares, please see the section entitled “Proposal No. 1—Approval of the Business Combination—Related Agreements—Shareholders’ and Registration Rights Agreement” beginning on page 104 of the Proxy Statement.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock or common stock beneficially owned by them.  Unless otherwise indicated, the business address of each of the directors and executive officers in this table is 3 Waterway Square Place, Suite 1000, The Woodlands, Texas 77380.

Name and Address of Beneficial Owners	Number of Shares	Percentage of Class
TPG Funds(1)	31,227,844	35.0%
First Pacific Advisors, LLC(2)(3)	24,893,357	27.9%
FPA Crescent Fund, a series of FPA Funds Trust(4)(5)	21,605,125	24.2%
WL Ross Sponsor LLC(6)(7)	8,538,929	9.6%
Lord William Astor	10,000	*
David A. Bradley	—	—
Kenneth Burke	—	—
Nadim Z. Qureshi(8)	—	—
Wilbur L. Ross, Jr.(9)	8,538,929	9.6%
Dan Smith	—	—
Nathan Wright	—	—
Christopher Yip	—	—
Thomas E. Zacharias	10,000	*
All directors and executive officers as a group (19 individuals)	8,558,929	9.6%

*                                         Less than 1%.

(1)                                 Shares beneficially owned by the TPG Funds (including Founder Shares) include: (i) 12,970,353 shares of common stock held by TPG VI Neon I, (ii) 16,350,418 shares of common stock held by TPG VI Neon II, (iii) 115,891 shares of common stock held by TPG FOF Neon and (iv) 1,791,182 shares of common stock held by New Holdco. The general partner of each of TPG VI Neon I, TPG VI Neon II and TPG FOF Neon is TPG Advisors, VI, Inc., a Delaware corporation.  The managing member of New Holdco is TPG VI AIV SLP SD, L.P., a Delaware limited partnership, whose general partner is TPG VI AIV SLP SD Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings II, L.P., a Delaware limited partnership, whose general partner is TPG Holdings II-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“TPG Group Advisors”). David Bonderman and James G. Coulter are officers and sole shareholders of each of TPG Advisors VI, Inc. and TPG Group Advisors and may therefore be deemed to be beneficial owners of such shares of common stock. Messrs. Bonderman and Coulter disclaim beneficial ownership of such shares of common stock except to the extent of their pecuniary interest therein. The address of each of the above-mentioned entities and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.

(2)                                 FPA’s address is 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025.  FPA is a Delaware limited liability company and serves as investment adviser to FPA Crescent Fund, a series of FPA Funds Trust (“FPA Crescent”), certain private investment funds, and certain unaffiliated separately managed accounts (collectively, the “FPA Clients”) and may be deemed to exercise voting and/or investment power over the securities of the Nexeo Solutions, Inc. held by the FPA Clients.

(3)                                 Includes (i) 23,411,658 shares of common stock (including Founder Shares) held by FPA Clients, including 89,388 shares of common stock underlying warrants, and (ii) 1,481,699 shares of common stock (including Founder Shares) held by WLRS Fund I, LLC (“WLRS Fund”), a Delaware limited liability company formed by WL Ross Sponsor LLC and in which FPA Clients own a 99.9% economic interest.   FPA may be deemed to share investment power over the shares of common stock held by WLRS Fund because FPA is the investment adviser of members of the WLRS Fund and such members have an approval right with respect to transfers of such shares of common stock.

(4)                                 FPA Crescent’s address is 11601 Wilshire Blvd., Suite 1200, Los Angeles, California 90025.  FPA Crescent is a series of FPA Funds Trust, a Delaware trust.

(5)                                 Includes (i) 20,123,426 shares of common stock (including Founder Shares) directly held by FPA Crescent, and (ii) 1,481,699 shares of common stock (including Founder Shares) held by WLRS Fund.  FPA Crescent is a member of WLRS Fund and may be deemed to share investment power over the shares of common stock held by WLRS Fund as the members of WLRS Fund have an approval right with respect to transfers of such shares of common stock.

(6)                                 WLRS’ address is 1166 Avenue of the Americas, New York, New York 10036. Mr. Ross may be deemed to beneficially own shares held by WLRS by virtue of his control of such entities through two holding companies.

(7)                                 Includes 1,481,699 share of common stock (including Founder Shares) held by WLRS Fund.  WLRS has sole voting power over the shares of common stock held by WLRS Fund.

(8)                                 Mr. Qureshi’s address is 1166 Avenue of the Americas, New York, New York 10036.

(9)                                 Mr. Ross’ address is 1166 Avenue of the Americas, New York, New York 10036.  Mr. Ross may be deemed to beneficially own shares held by WLRS by virtue of his control of such entity through two holding companies.

Directors and Executive Officers

Information with respect to the Company’s directors and executive officers immediately after the Closing is set forth in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 302, which is incorporated herein by reference.

On June 8, 2016, Lord William Astor, David A. Bradley, Kenneth Burke, Nadim Z. Qureshi, Wilbur L. Ross, Jr., Nathan Wright, Dan Smith, Christopher Yip and Thomas E. Zacharias were elected by WL Ross’ stockholders to serve as directors effective upon consummation of the Business Combination.  Messrs. Bradley, Smith and Yip were elected to serve as Class I directors with a term expiring at the Company’s annual meeting of stockholders in 2017.  Messrs. Astor, Qureshi and Wright were elected to serve as Class II directors with a term expiring at the Company’s annual meeting of stockholders in 2018.  Messrs. Burke, Ross and Zacharias were elected to serve as Class III directors with a term expiring at the Company’s annual meeting of stockholders in 2019.  The size of the board of directors is nine members.  Biographical information for these individuals is set out in the Proxy Statement in the section entitled “Management After the Business Combination” beginning on page 302, which is incorporated herein by reference.

The Company’s board of directors appointed Messrs. Burke, Zacharias and Astor to serve on the Audit Committee, with Mr. Burke serving as its Chairman.  The Company’s board of directors appointed Messrs. Qureshi, Smith and Wright to serve on the Compensation Committee, with Mr. Smith serving as its Chairman.  The Company’s board of directors appointed Messrs. Yip, Smith and Qureshi to serve on the Nominating & Governance Committee, with Mr. Yip serving as its Chairman.  Information with respect to the Company’s Audit Committee, Compensation Committee and Nominating & Governance Committee is set forth in the Proxy Statement in the section entitled “Management After the Business Combination—Committees of the Board of Directors” beginning on page 305, which is incorporated herein by reference.

In connection with the consummation of the Business Combination, on June 9, 2016,  David A. Bradley was appointed to serve as the Company’s President and Chief Executive Officer, Ross J. Crane was appointed to serve as the Company’s Executive Vice President and Chief Financial Officer, Michael B. Farnell, Jr. was appointed to serve as the Company’s Executive Vice President and Chief Legal Officer, David L. Chapman was appointed to serve as the Company’s Executive Vice President and Chief Information Officer, Lisa P. Britt was appointed to serve as the Company’s Executive Vice President and Chief Human Resources Officer, Shawn D. Williams was appointed to serve as the Company’s Senior Vice President of Plastics, Alberto J. Machado was appointed to serve as the Company’s Senior Vice President of Strategic Growth, Ron J. LaBuschewsky was appointed to serve as the Company’s Senior Vice President of Supply Chain & Environmental Services, Michael L. Everett was appointed to serve as the Company’s Vice President and Treasurer and  Kristina A. Smith was appointed to serve as the Company’s Vice President and Chief Accounting Officer.  Biographical information for these individuals is set forth in the Proxy Statement in the section entitled “Information About Nexeo—Executive Officers” beginning on page 242, which is incorporated herein by reference.

In connection with the Closing, on June 9, 2016, each executive officer of WL Ross immediately prior to the Closing resigned from his or her respective position as an executive officer.

Executive Compensation

The compensation for the Company’s executive officers is generally descried in the Proxy Statement in the section entitled “Information About the Company—Executive Compensation” beginning on page 225, which is incorporated herein by reference.  The compensation of Nexeo’s named executive officers before the Business Combination is set forth in the Proxy Statement in the section entitled “Information About Nexeo—Executive Compensation” beginning on page 249, which is incorporated herein by reference.

In connection with the Closing, the Company entered into the Bradley Employment Agreement with Mr. Bradley.  A description of the Bradley Employment Agreement is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

On June 8, 2016, the stockholders of WL Ross approved the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan (the “2016 LTIP”).  The description of the 2016 LTIP is set forth in the section entitled Proposal No. 13—Approval of the Nexeo Solutions, Inc. 2015 Long Term Incentive Plan and Material Terms Thereunder For Purposes of Complying with the Requirements of Section 162(m) of the Internal Revenue Code” beginning on page 201, which is incorporated herein by reference.  A copy of the full text of the 2016 LTIP is filed as Exhibit 10.13 to this Current Report on Form 8-K and is incorporated herein by reference.

Director Compensation

As of the date of this Current Report on Form 8-K, the compensation arrangements for the Company’s board of directors have not been determined.  Any such arrangement will be reviewed and approved by the compensation committee of the Company and will be publicly disclosed by the Company when such arrangements are approved.

Certain Relationships and Related Transactions

The description of certain relationships and related transactions is included in the Proxy Statement in the section entitled “Certain Relationships and Related Transactions” beginning on page 325, which is incorporated herein by reference.

The information set forth in the section entitled “Tax Receivable Agreement,” “Bradley Employment Agreement” and “Indemnification Agreements” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As previously disclosed, on June 6, 2016, WL Ross entered into a subscription agreement (the “WLRS Subscription Agreement”) with WLRS.  The information set forth in the section entitled “WLRS Subscription Agreement” in Item 1.01 of the Current Report on Form 8-K filed by WL Ross on June 7, 2016 is incorporated herein by reference.

Director Independence

The Company’s board of directors has determined that Messrs. Astor, Burke, Qureshi, Smith, Wright, Yip and Zacharias are independent within the meaning of the NASDAQ listing standards and applicable SEC rules.  The Company’s board of directors has also determined that the members of each committee of the board is independent within the meaning of the NASDAQ listing standards and applicable SEC rules for service on each committee on which they serve.

Legal Proceedings

Information about legal proceedings is set forth in the Proxy Statement in the section entitled “Information About Nexeo—Legal Proceedings” beginning on page 189, which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Information about the market price, number of stockholders and dividends for the Company’s securities is set forth in the Proxy Statement in the section entitled “Price Range of Securities and Dividends” beginning on page 330, which is incorporated herein by reference.  As of the Closing Date, there were approximately 38 holders of record of the Company’s common stock.

In connection with the Closing, the Company’s common stock trading symbol was changed to “NXEO” and its warrant trading symbol was changed to “NXEOW.”

Recent Sales of Unregistered Securities

Information about unregistered sales of WL Ross equity securities is set forth in Part II, Item 15 of Amendment No. 4 to WL Ross’ Registration Statement on Form S-1 (File No. 333-195854) filed with the SEC on June 4, 2014, under Item 3.02 of WL Ross’ Current Report on Form 8-K filed with the SEC on March 22, 2016, in

Part II, Item 2 of WL Ross’ Quarterly Report on Form 10-Q filed with the SEC on May 10, 2016 and under Item 3.02 of WL Ross’ Current Report on Form 8-K filed with the SEC on May 24, 2016.

The description of the Stock Consideration, Private Placement Shares and Private Placement Warrant Exchange Shares under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.  The shares of the Company’s common stock issued as Stock Consideration were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Description of the Company’s Securities

A description of the Company’s common stock and the Company’s warrants is included in the Proxy Statement in the section entitled “Description of Securities” beginning on page 309, which is incorporated by reference herein.

The Company has authorized 301,000,000 shares of capital stock, consisting of 300,000,000 shares of common stock, par value $0.0001 per share, and 1,000,0000 shares of undesignated preferred stock, par value $0.0001 per share.  As of the Closing Date, following the redemption, the issuance of the Stock Consideration, the issuance of common stock in exchange for warrants in the Private Placement Warrant Exchange and the issuance of the Private Placement Shares to the Private Placement Investors and the Advisors, there were 89,222,418 shares of the Company’s common stock issued and outstanding and warrants to purchase 25,018,000 shares of the Company’s common stock outstanding.  As of the Closing Date, there were 38 holders of record of the Company’s common stock and 1 holder of record of the Company’s warrants.  Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Indemnification of Directors and Officers

Information about the indemnification of the Company’s directors and officers is set forth in the Proxy Statement in the section entitled “Information About the Company—Limitation on Liability and Indemnification of Officers and Directors” beginning on page 225, which is incorporated herein by reference.  The description of the Indemnification Agreements under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Change in the Company’s Independent Registered Public Accounting Firm

The information set forth under Item 4.01 of this Current Report on Form 8-K is incorporated herein by reference.

Financial Statements, Supplementary Data and Exhibits

The information set forth under “—Financial Statements and Supplemental Data” and Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.  The financial statements of Nexeo included in the Proxy Statement beginning on page F-19 are incorporated herein by reference.

Item 2.02                   Results of Operations and Financial Condition

Reference is made to the disclosure set forth under Items 2.01 and 9.01 of this Current Report on Form 8-K concerning financial information of Nexeo, which is incorporated by reference herein.

Item 2.03                   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth under “New ABL Credit Agreement” and “New Term Loan Credit Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02                   Unregistered Sales of Equity Securities.

The description of the Stock Consideration under Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.  The shares of the Company’s common stock issued as Stock Consideration were not registered under the Securities Act in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 3.03                   Material Modification to Rights of Security Holders.

On June 9, 2016, the Company filed a Second Amended and Restated Certificate of Incorporation (the “A&R Certificate”) of the Company with the Secretary of State of the State of Delaware.  The material terms of the A&R Certificate and the general effect upon the rights of holders of the Company’s capital stock are included in the Proxy Statement under the sections entitled “Proposal No. 2—Classification of the Board of Directors beginning on page 146, “Proposal No. 3—Approval of Amendments to Current Certificate to Adopt Delaware as the Exclusive Forum for Certain Legal Actions” beginning on page 149, “Proposal No. 4—Approval of Amendments to Current Certificate to Enable Stockholders to Act by Written Consent” beginning on page 152, “Proposal No. 5—Approval of Amendments to Current Certificate to Enable Stockholders to Call a Special Meeting of Stockholders” beginning on page 154, “Proposal No. 6—Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Remove Any or All Directors” beginning on page 156, “Proposal No. 7—Approval of Amendments to Current Certificate to Elect Not to be Governed by Section 203 of the DGCL” beginning on page 160, “Proposal No. 8—Approval of Amendments to Current Certificate to Change the Stockholder Vote Required to Amend the Certificate and Bylaws of the Company” beginning on page 168, “Proposal No. 9—Approval of Amendments to Current Certificate to Authorize Additional Shares of Capital Stock” beginning on page 172 and “Proposal No. 10—Approval of Additional Amendments to Current Certificate in Connection with the Business Combination” beginning on page 174, which are incorporated by reference herein.

A copy of the A&R Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 4.01                   Changes in Registrant’s Certifying Accountant.

Change of the Company’s Independent Registered Public Accounting Firm

In connection with the Closing, the Company engaged PricewaterhouseCoopers, LLC (“PwC”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements.  PwC served as the independent registered public accounting firm of Nexeo prior to the Business Combination, and in connection with the Closing our board of directors approved the change of accountants to PwC.  Accordingly, as of June 9, 2016, KPMG LLP, WL Ross’ independent registered public accounting firm prior to the Business Combination, was informed that it will be dismissed as the Company’s independent registered public accounting firm effective June 9, 2016.

During the period from March 24, 2014 (inception) to December 31, 2014, the year ended December 31, 2015 and subsequent period through June 9, 2016, there were no: (i) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with its report, or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit report of KPMG LLP on the balance sheets of WL Ross as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2015 and for the period from March 24, 2014 (inception) to December 31, 2014, did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles except as follows:

KPMG LLP’s report on the balance sheets of WL Ross as of December 31, 2015 and 2014, and the related statements of operations, stockholders’ equity and cash flows for the year ended December 31, 2015 and for the period from March 24, 2014 (inception) to December 31, 2014 contained a separate paragraph stating that “The accompanying financial statements have been prepared assuming that the Company (WL Ross) will continue as a going concern. As discussed in Note 2 to the financial statements, the Company (WL Ross) will cease all operations, except for the purpose of winding up, redeem all public shares outstanding and dissolve and liquidate in the event that the Company (WL Ross) does not consummate an initial business combination by June 11, 2016. Additionally, the Company (WL Ross) has suffered recurring losses from operations and has negative working capital. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the two most recent fiscal years and subsequent interim period through June 9, 2016, WL Ross has not consulted with PwC regarding the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the financial statements of WL Ross.

A letter from KPMG LLP is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(a)   Financial statements of businesses acquired

The consolidated financial statements of Nexeo and its subsidiaries at September 30, 2015 and 2014, and for each of the three years ended September 30, 2015, included in the Proxy Statement beginning on page F-48 are incorporated herein by reference.

The unaudited condensed consolidated financial statements of Nexeo and its subsidiaries at March 31, 2016 and September 30, 2015, and for the six months ended March 31, 2016, are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The consolidated financial statements of Chemical Specialists and Development, Inc. (“CSD”) as of January 31, 2013 and 2012 and for the fiscal years ended January 31, 2013, 2012 and 2011, together with the independent auditors’ report of Hereford, Lynch, Sellars & Kirkham, P.C. (“HLSK”) with respect thereto, and the financial statements of ST Laboratories Group, LLC (“ST Laboratories”) and STX Freight Company (“STX Freight”) as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, together with the independent auditors’ reports of HLSK with respect thereto, are filed as Exhibits 99.2, 99.3 and 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

The unaudited consolidated financial statements of CSD as of September 30, 2013 and for the eight months ended September 30, 2013 and 2012, the unaudited financial statements of ST Laboratories as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012, and the unaudited financial statements of STX Freight as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012, are filed as Exhibits 99.5, 99.6 and 99.7 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)   Pro Forma Financial Information

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, combines the historical consolidated statement of operations of the Company for the year ended December 31, 2015 and of Nexeo for the year ended September 30, 2015, giving effect to the Business Combination as if it had been consummated on January 1, 2015, the beginning of the Company’s most recent fiscal year. The unaudited pro forma condensed combined statement of operations for the quarter ended March 31, 2016, combines the historical condensed consolidated statement of operations of the Company for the quarter ended March 31, 2016 and of Nexeo for the quarter ended December 31, 2015, giving effect to the Business Combination as if it had been consummated on January 1, 2015, the beginning of the Company’s most recent fiscal year. The unaudited pro forma condensed combined balance sheet at March 31, 2016, combines the historical condensed consolidated balance sheet of the Company at March 31, 2016 and of Nexeo at December 31, 2015, giving effect to the Business Combination as if it had been consummated on March 31, 2016.

The unaudited pro forma condensed combined financial information is attached to this Current Report on form 8-K as Exhibit 99.1 and is incorporated by reference herein.

(c)   Exhibits

Exhibit No.	Description

Exhibit 2.1*

Agreement and Plan of Merger, dated March 21, 2016, by and among WL Ross Holding Corp., Neon Acquisition Company LLC, Neon Holding Company LLC, TPG Accolade Delaware, LP, Nexeo Solutions Holdings, LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 2.2*

Amendment No. 1 to the Agreement and Plan of Merger, dated June 6, 2016, by and among the WL Ross Holding Corp., Neon Acquisition Company, LLC, Neon Holding Company LLC, Nexeo Solutions Holdings, LLC, TPG Accolade Delaware, L.P. and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of Nexeo Solutions, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Nexeo Solutions, Inc.

Exhibit 4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 4.4

Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 10.1	Tax Receivable Agreement, dated June 9, 2016, by and between WL Ross Holding Corp. and the Selling Equityholders

Exhibit 10.2	Form of Joinder to Tax Receivable Agreement

Exhibit 10.3

Credit Agreement, dated as of June 9, 2016, by and Nexeo Solutions, LLC, the other U.S Borrowers referred to therein, Nexeo Solutions Canada Corp., Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A. as agent, the other agents party thereto and the others lenders party thereto

Exhibit 10.4

Credit Agreement, dated as of June 9, 2016, by and among Nexeo Solutions, LLC, Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A., as administrative agent and collateral agent, the other agents party thereto and the other lenders party thereto

Exhibit 10.5	Employment Agreement, dated June 9, 2016, by and between Nexeo Solutions, Inc., Nexeo Solutions, LLC and David Bradley

Exhibit 10.6	Nexeo Solutions, Inc. Severance Plan for U.S. Officers and Executives, as Amended and Restated, Effective as of June 9, 2016

Exhibit 10.7	Form of Indemnification Agreement

Exhibit 10.8

Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016, by and among TPG Capital LLC, WL Ross Sponsor LLC and WL Ross Holding Corp. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 10.9

Amendment No. 1 to Shareholders’ and Registration Rights Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.10	Form of Joinder to Shareholders’ and Registration Rights Agreement

Exhibit 10.11

Registration Rights Agreement, dated May 23, 2016, by and between WL Ross Holding Corp., WL Ross Sponsor LLC and First Pacific Advisors, on behalf of one or more clients (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on May 24, 2016)

Exhibit 10.12

Registration Rights Agreement, dated June 9, 2016, by and among Nexeo Solutions, Inc., Merrill Lynch Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

Exhibit 10.13	Nexeo Solutions, Inc. 2016 Long Term Incentive Plan (incorporated by reference to Annex B to WL Ross Holding Corp.’s definitive proxy statement (File No. 001-36477) filed with the SEC on May 10, 2016)

Exhibit 10.14	Form of Performance Share Unit Award Agreement under the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan

Exhibit 10.15

Founder Share Transfer Letter Agreement, dated June 6, 2016, by and among WL Ross Holding Corp, WL Ross Sponsor LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 10.16

Amendment No. 1 to Founder Share Transfer Letter Agreement, dated June 6, 2016, by and among WL Ross Holding Corp, WL Ross Sponsor LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.17

Private Placement Warrant Exchange Letter Agreement, dated as of March 21, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Nexeo Solutions Holdings, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 10.18

Subscription Agreement, dated May 9, 2016, by and between WL Ross Holding Corp. and Fidelity Select Portfolios: Chemicals Portfolio, Fidelity Advisor Series I: Fidelity Advisor Value Fund, Fidelity Capital Trust: Fidelity Value Fund, Fidelity Select Portfolios: Materials Portfolio, Fidelity Central Investment Portfolios LLC: Fidelity Materials Central Fund and Variable Insurance Products Fund IV: Materials Portfolio (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 8-K (File No. 001-36477) filed with the SEC on May 10, 2016)

Exhibit 10.19

Subscription Agreement, dated May 6, 2016, by and between WL Ross Holding Corp. and MFS Series Trust X on behalf of MFS Global Alternative Strategy Fund, MFS Series Trust I on behalf of MFS New Discovery Fund and MFS Variable Insurance Trust on behalf of MFS New Discovery Series (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 8-K (File No. 001-36477) filed with the SEC on May 10, 2016)

Exhibit 10.20

Subscription Agreement, dated May 23, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and First Pacific Advisors, on behalf of one or more clients (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on May 24, 2016)

Exhibit 10.21

Subscription Agreement, dated June 6, 2016, by and among WL Ross Holding Corp. and WL Ross Sponsor LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.22

Commitment Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and First Pacific Advisors, on behalf of one or more clients (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.23

Commitment Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Park West Investors Master Fund, Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.24

Commitment Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Park West Partners International, Limited (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 16.1	Letter from KPMG LLP

Exhibit 21.1	Subsidiaries of the registrant

Exhibit 99.1	Unaudited condensed consolidated financial statements of Nexeo Solutions Holdings, LLC and its subsidiaries at March 31, 2016 and September 30, 2015, and for the six months ended March 31, 2016

Exhibit 99. 2	Consolidated financial statements of Chemical Specialists and Development, Inc. as of and for the fiscal years ended January 31, 2013 and 2012, together with the independent auditors’ report

Exhibit 99. 3

Financial statements of ST Laboratories Group, LLC as of December 31, 2012, 2011 and 2010 and for the years ended December 31, 2012 and 2011 and the period from inception (May 1, 2010) to December 31, 2010, together with the independent auditors’ report

Exhibit 99. 4	Financial statements of STX Freight Company as of December 31, 2012, 2011 and 2010 and for the years ended December 31, 2012, 2011 and 2010, together with the independent auditors’ report

Exhibit 99. 5	Unaudited consolidated financial statements of Chemical Specialists and Development, Inc. as of September 30, 2013 and for the eight months ended September 30, 2013 and 2012

Exhibit 99. 6	Unaudited financial statements of ST Laboratories Group, LLC as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012

Exhibit 99. 7	Unaudited financial statements of STX Freight Company as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012

Exhibit 99.8	Unaudited pro forma condensed combined financial information for Nexeo Solutions, Inc. as of March 31, 2016, for the three months ended March 31, 2016 and for the year ended December 31, 2015

*                 Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	June 15, 2016	Nexeo Solutions, Inc.

		By:	/s/ Michael B. Farnell, Jr.
		Name:	Michael B. Farnell, Jr.
		Title:	Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1*

Agreement and Plan of Merger, dated March 21, 2016, by and among WL Ross Holding Corp., Neon Acquisition Company LLC, Neon Holding Company LLC, TPG Accolade Delaware, LP, Nexeo Solutions Holdings, LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 2.2*

Amendment No. 1 to the Agreement and Plan of Merger, dated June 6, 2016, by and among the WL Ross Holding Corp., Neon Acquisition Company, LLC, Neon Holding Company LLC, Nexeo Solutions Holdings, LLC, TPG Accolade Delaware, L.P. and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 3.1	Second Amended and Restated Certificate of Incorporation of Nexeo Solutions, Inc.

Exhibit 3.2	Amended and Restated Bylaws of Nexeo Solutions, Inc.

Exhibit 4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 4.2	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 4.4

Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-1/A (File No. 333-195854) filed with the SEC on May 30, 2014)

Exhibit 10.1	Tax Receivable Agreement, dated June 9, 2016, by and between WL Ross Holding Corp. and the Selling Equityholders

Exhibit 10.2	Form of Joinder to Tax Receivable Agreement

Exhibit 10.3

Credit Agreement, dated as of June 9, 2016, by and Nexeo Solutions, LLC, the other U.S Borrowers referred to therein, Nexeo Solutions Canada Corp., Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A. as agent, the other agents party thereto and the others lenders party thereto

Exhibit 10.4

Credit Agreement, dated as of June 9, 2016, by and among Nexeo Solutions, LLC, Nexeo Solutions Holdings, LLC, Nexeo Solutions Sub Holding Corp., Bank of America, N.A., as administrative agent and collateral agent, the other agents party thereto and the other lenders party thereto

Exhibit 10.5	Employment Agreement, dated June 9, 2016, by and between Nexeo Solutions, Inc., Nexeo Solutions, LLC and David Bradley

Exhibit 10.6	Nexeo Solutions, Inc. Severance Plan for U.S. Officers and Executives, as Amended and Restated, Effective as of June 9, 2016

Exhibit 10.7	Form of Indemnification Agreement

Exhibit 10.8

Shareholders’ and Registration Rights Agreement, dated as of March 21, 2016, by and among TPG Capital LLC, WL Ross Sponsor LLC and WL Ross Holding Corp. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 10.9

Amendment No. 1 to Shareholders’ and Registration Rights Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.10	Form of Joinder to Shareholders’ and Registration Rights Agreement

Exhibit 10.11

Registration Rights Agreement, dated May 23, 2016, by and between WL Ross Holding Corp., WL Ross Sponsor LLC and First Pacific Advisors, on behalf of one or more clients (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on May 24, 2016)

Exhibit 10.12

Registration Rights Agreement, dated June 9, 2016, by and among Nexeo Solutions, Inc., Merrill Lynch Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc.

Exhibit 10.13	Nexeo Solutions, Inc. 2016 Long Term Incentive Plan (incorporated by reference to Annex B to WL Ross Holding Corp.’s definitive proxy statement (File No. 001-36477) filed with the SEC on May 10, 2016)

Exhibit 10.14	Form of Performance Share Unit Award Agreement under the Nexeo Solutions, Inc. 2016 Long Term Incentive Plan

Exhibit 10.15

Founder Share Transfer Letter Agreement, dated June 6, 2016, by and among WL Ross Holding Corp, WL Ross Sponsor LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 10.16

Amendment No. 1 to Founder Share Transfer Letter Agreement, dated June 6, 2016, by and among WL Ross Holding Corp, WL Ross Sponsor LLC and Nexeo Holdco, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.17

Private Placement Warrant Exchange Letter Agreement, dated as of March 21, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Nexeo Solutions Holdings, LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on March 22, 2016)

Exhibit 10.18

Subscription Agreement, dated May 9, 2016, by and between WL Ross Holding Corp. and Fidelity Select Portfolios: Chemicals Portfolio, Fidelity Advisor Series I: Fidelity Advisor Value Fund, Fidelity Capital Trust: Fidelity Value Fund, Fidelity Select Portfolios: Materials Portfolio, Fidelity Central Investment Portfolios LLC: Fidelity Materials Central Fund and Variable Insurance Products Fund IV: Materials Portfolio (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 8-K (File No. 001-36477) filed with the SEC on May 10, 2016)

Exhibit 10.19

Subscription Agreement, dated May 6, 2016, by and between WL Ross Holding Corp. and MFS Series Trust X on behalf of MFS Global Alternative Strategy Fund, MFS Series Trust I on behalf of MFS New Discovery Fund and MFS Variable Insurance Trust on behalf of MFS New Discovery Series (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 8-K (File No. 001-36477) filed with the SEC on May 10, 2016)

Exhibit 10.20

Subscription Agreement, dated May 23, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and First Pacific Advisors, on behalf of one or more clients (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on May 24, 2016)

Exhibit 10.21

Subscription Agreement, dated June 6, 2016, by and among WL Ross Holding Corp. and WL Ross Sponsor LLC (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.22

Commitment Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and First Pacific Advisors, on behalf of one or more clients (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.23

Commitment Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Park West Investors Master Fund, Limited (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 10.24

Commitment Agreement, dated June 6, 2016, by and among WL Ross Holding Corp., WL Ross Sponsor LLC and Park West Partners International, Limited (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K (File No. 001-36477) filed with the SEC on June 7, 2016)

Exhibit 16.1	Letter from KPMG LLP

Exhibit 21.1	Subsidiaries of the registrant

Exhibit 99.1	Unaudited condensed consolidated financial statements of Nexeo Solutions Holdings, LLC and its subsidiaries at March 31, 2016 and September 30, 2015, and for the six months ended March 31, 2016

Exhibit 99. 2	Consolidated financial statements of Chemical Specialists and Development, Inc. as of and for the fiscal years ended January 31, 2013 and 2012, together with the independent auditors’ report

Exhibit 99. 3

Financial statements of ST Laboratories Group, LLC as of December 31, 2012, 2011 and 2010 and for the years ended December 31, 2012 and 2011 and the period from inception (May 1, 2010) to December 31, 2010, together with the independent auditors’ report

Exhibit 99. 4	Financial statements of STX Freight Company as of December 31, 2012, 2011 and 2010 and for the years ended December 31, 2012, 2011 and 2010, together with the independent auditors’ report

Exhibit 99. 5	Unaudited consolidated financial statements of Chemical Specialists and Development, Inc. as of September 30, 2013 and for the eight months ended September 30, 2013 and 2012

Exhibit 99. 6	Unaudited financial statements of ST Laboratories Group, LLC as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012

Exhibit 99. 7	Unaudited financial statements of STX Freight Company as of September 30, 2013 and for the nine months ended September 30, 2013 and 2012

Exhibit 99.8	Unaudited pro forma condensed combined financial information for Nexeo Solutions, Inc. as of March 31, 2016, for the three months ended March 31, 2016 and for the year ended December 31, 2015

*                 Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.